The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 19, 2007
Filed Pursuant to Rule 424(b)(5)
File No. 333-140082
PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 19, 2007)

$325,000,000

     % Senior Convertible Debentures due 2027

This is an offering by Covanta Holding Corporation of $325,000,000 aggregate principal amount of its     % Senior Convertible Debentures due 2027.

The Debentures will be convertible, at your option, into cash and shares of our common stock, initially based on a conversion rate of           shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $      per share), subject to adjustment as described in this prospectus supplement, only under the limited circumstances described in this prospectus supplement and in any event on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

Upon conversion, we will deliver cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts (as described herein), for each day of the 20 settlement period trading days during the applicable conversion period. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.” In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares or, in lieu thereof, the acquiring company may elect to adjust the conversion obligation and conversion rate so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as described in this prospectus supplement.

The Debentures will bear interest at a rate of     % per year. Beginning with the six-month period commencing February 1, 2012, we will also pay contingent interest during any six-month interest period in which the trading price of the Debentures, measured over a specified number of trading days, is 120% or more of the principal amount of the Debentures. Interest on the Debentures is payable on February 1 and August 1 of each year, beginning on August 1, 2007. The Debentures will mature on February 1, 2027.

The Debentures will be subject to special United States federal income tax rules. For a discussion of the special United States federal income tax rules governing contingent payment debt instruments, see “Certain United States Federal Income Tax Considerations.”

We may redeem all or a portion of the Debentures on or after February 1, 2012, for cash at a redemption price equal to 100% of the principal amount of Debentures redeemed, plus accrued and unpaid interest (including contingent interest, if any).

You may require us to repurchase all or a portion of your Debentures on February 1, 2012, February 1, 2017 and February 1, 2022 at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including contingent interest, if any). In addition, you may require us to repurchase all or a portion of your Debentures upon a fundamental change at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including contingent interest, if any).

The Debentures will be our senior unsecured obligations. The Debentures will be effectively junior to all of our existing and future secured indebtedness, including our guarantee of indebtedness under the existing credit facilities of our subsidiary, Covanta Energy Corporation, or, if closed, Covanta Energy Corporation’s new senior secured first lien credit facilities described in this prospectus supplement, to the extent of the value of the assets securing such indebtedness. The Debentures will be effectively subordinated to all existing and future indebtedness and liabilities (including trade payables) of our subsidiaries, including indebtedness under the existing credit facilities or, if closed, the new senior secured first lien credit facilities.

Our common stock is listed on The New York Stock Exchange under the symbol “CVA.” The closing sale price of our common stock on January 18, 2007 was $21.66 per share.

We do not intend to apply for listing of the Debentures on any securities exchange or for inclusion of the Debentures in any automated quotation system.

Concurrently with the offering of the Debentures, we are offering, pursuant to a separate prospectus supplement, $125,000,000 in gross proceeds of our common stock at $      per share. Our subsidiary, Covanta Energy Corporation, is also negotiating the terms of new senior secured first lien credit facilities with the intention of entering into the new credit facilities in the amount of $1,300 million, after the closing of this offering. The closing of this offering of the Debentures is not conditioned on the closing of the concurrent offering of our common stock or the closing of the new credit facilities.

Investing in the Debentures involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus.

	Per Debenture		Total

Price to the public(1)		%	$
Underwriting discounts and commissions		%	$
Proceeds to Covanta (before expenses)		%	$

(1)	Plus accrued interest, if any, from January , 2007.

We have granted the underwriters an option to purchase, for a 13 day period beginning on and including the date of original issuance of the Debentures, up to an additional $48,750,000 aggregate principal amount of Debentures solely to cover over-allotments, if any, on the same terms and conditions as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Debentures on or about January   , 2007.

Joint Book-Running Managers

Lehman Brothers	JPMorgan	Merrill Lynch & Co.

Banc of America Securities LLC
Barclays Capital
UBS Investment Bank
January   , 2007

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Debentures and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. If the description of this offering of the Debentures varies between this prospectus supplement and the accompanying prospectus, you should rely only on the information contained in or incorporated by reference in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on this prospectus supplement or the documents incorporated by reference subsequent to the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the “Where You Can Find More Information” section.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act” in this prospectus supplement, under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the “SEC” in this prospectus supplement. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public on our corporate website, www.covantaholding.com. Our common stock is traded on The New York Stock Exchange, referred to as the “NYSE” in this prospectus supplement. Materials filed by us can be inspected at the offices of the NYSE at 20 Broad Street, New York, NY 10005.

Information on our website is not incorporated into this prospectus supplement or other filings made by us with the SEC and is not a part of this prospectus supplement.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in the Debentures or the shares of our common stock issuable upon conversion of the Debentures. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and our financial statements (including the notes thereto) included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the “Risk Factors” section and elsewhere in this prospectus supplement.

Unless the context otherwise requires, references in this prospectus supplement to “Covanta,” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries; references to “Covanta Energy” refer to Covanta Energy Corporation, a direct wholly-owned subsidiary of Covanta, and its subsidiaries; references to “ARC Holdings” refer to Covanta ARC Holdings, Inc, a direct wholly-owned subsidiary of Covanta Energy and its subsidiaries; references to “ARC” refer to Covanta ARC LLC; and references to “TransRiver” refer to TransRiver Marketing Company, L.P. ARC and TransRiver are indirect subsidiaries of ARC Holdings.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional Debentures is not exercised.

Overview

We are a leading developer, owner and operator of infrastructure for the conversion of energy-from-waste, waste disposal, renewable energy production and independent power production in the United States and abroad. Through our operating subsidiaries, we own or operate 51 energy generation facilities, 41 of which are in the United States and 10 of which are located outside of the United States. Our energy generation facilities use a variety of fuels, including municipal solid waste, water (hydroelectric), natural gas, coal, wood waste, landfill gas and heavy fuel oil. We also own or operate several businesses that are associated with our energy-from-waste business, including a waste procurement business, two landfills and several waste transfer stations. We also operate one water treatment facility which is located in the United States.

The fundamental purpose of our energy-from-waste projects is to provide waste disposal services, typically to municipal clients who sponsor the projects. The electricity or steam generated is generally sold to local utilities or industrial customers, and most of the resulting revenues reduce the overall cost of waste disposal services to the municipal clients. These projects are capable of providing waste disposal services and generating electricity or steam, if properly operated and maintained, for several decades. Generally, we provide these waste disposal services and sell the electricity or steam generated under long-term contracts, which expire on various dates between 2008 and 2027. Many of our service contracts may be renewed for varying periods of time, at the option of the municipal client.

We receive revenue in the form of fees pursuant to waste disposal services contracts, and in some cases, energy purchase agreements, at facilities we own or operate. TransRiver, one of our subsidiaries, markets waste disposal services to third parties predominantly to efficiently utilize that portion of the waste disposal capacity of our energy-from-waste projects which is not dedicated to municipal clients.

Our Business Strategy

We believe our business offers solutions to public sector leaders around the world in two related elements of critical infrastructure: post-recycling waste disposal and energy generation. We further believe the environmental benefits of energy-from-waste, as an alternative to landfilling, are clear and compelling: utilizing energy-from-waste reduces greenhouse gas emissions, lowers the risk of groundwater contamination and conserves land. At the same time, energy-from-waste generates clean reliable energy from a renewable fuel source, thus reducing dependence on fossil fuels. As public planners address their needs for more environmentally sensitive waste disposal and energy generation in the years ahead, we believe energy-from-waste will be an increasingly attractive alternative.

Our mission is to be the world’s leading energy-from-waste company, with a complementary network of waste disposal and energy generation assets. We expect to build value for our stockholders by satisfying our clients’ waste disposal and energy generation needs with safe, reliable and environmentally superior solutions. In order to accomplish this mission, we intend to:

•	leverage our core competencies by:

•	providing outstanding client service,

•	utilizing an experienced management team,

•	developing and utilizing world-class technologies and operational expertise, and

•	applying proven asset management and cost control;

•	maximize the long-term value of our existing portfolio by:

•	continuing to operate at historical production levels,

•	continuing to execute effective maintenance programs,

•	extending operating contracts, and

•	enhancing the value of facilities we own after expiration of existing contracts; and

•	capitalize on growth opportunities by:

•	expanding our existing energy-from-waste facilities in attractive markets,

•	seeking new ownership opportunities or operating contracts for energy-from-waste and other energy generation and waste disposal projects,

•	seeking to expand our business in selected international markets where our energy-from-waste expertise adds value and market and regulatory conditions are favorable, and

•	developing TransRiver and seeking additional opportunities in businesses ancillary to our existing business, including additional waste transfer, transportation, processing and landfill businesses.

Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.

Concurrent Offering of Our Common Stock

Concurrently with this offering of the Debentures, we are offering, pursuant to a separate prospectus supplement, $125 million in gross proceeds of our common stock at $      per share, plus up to an additional $18.75 million in gross proceeds of our common stock if the underwriters exercise their option to purchase additional shares from us in full. This prospectus supplement is not an offer of shares of our common stock or a solicitation of an offer to buy shares of our common stock. The completion of this offering of the Debentures is not conditioned on the completion of the offering of our common stock.

Proposed New Credit Facilities

Concurrently with this offering of the Debentures and the concurrent offering of our common stock, Covanta Energy is negotiating the terms of new senior secured first lien credit facilities in the amount of $1,300 million, which it intends to enter into after the closing of this offering. We refer to these proposed credit facilities as the “New Credit Facilities” in this prospectus supplement. Under the New Credit Facilities, the lenders are expected to provide borrowings in the amount of up to $1,300 million, consisting of a secured term loan facility in the amount of $680 million that matures in 2014, a secured revolving credit facility in the amount of $300 million that terminates in 2013 and a secured funded letter of credit facility in the amount of $320 million that terminates in 2014. The New Credit Facilities are expected to be guaranteed by us and certain subsidiaries of Covanta Energy and secured by a first priority lien on substantially all of the assets of Covanta Energy and certain of its subsidiaries, subject to certain exclusions. Our guarantee of the obligations under the New Credit Facilities will be secured by a first priority lien on all of the capital stock of Covanta Energy owned by us. The closing of this offering of the Debentures is not conditioned on the closing of the New Credit Facilities, which will occur, if at all, after the closing of this offering of the Debentures. The closing of the New Credit Facilities is conditioned upon our raising in this offering of the Debentures and our concurrent offering of our common stock a minimum amount to be agreed with the lenders, which amount will be at least $400 million but not more than $450 million. See “Description of Proposed New Credit Facilities.”

Tender Offers and Consent Solicitations

Concurrently with this offering of the Debentures, we expect to commence cash tender offers and related consent solicitations to purchase any and all of the following outstanding notes (principal amounts outstanding as of September 30, 2006):

•	$195.8 million aggregate principal amount of 8.50% senior secured notes due 2010 of MSW Energy Finance Co., Inc. and MSW Energy Holdings, LLC, referred to as the “MSW I Notes” in this prospectus supplement;

•	$224.1 million aggregate principal amount of 7.375% senior secured notes due 2010 of MSW Energy Finance Co. II, Inc. and MSW Energy Holdings II, LLC, referred to as the “MSW II Notes” in this prospectus supplement; and

•	$211.6 million aggregate principal amount of 6.26% senior notes due 2015 of ARC, referred to as the “ARC Notes” and, collectively with the MSW I Notes and the MSW II Notes, as the “Outstanding Notes” in this prospectus supplement.

Subsequent to September 30, 2006, we made a scheduled principal repayment on the ARC Notes in the amount of $19.6 million. Therefore, the principal amount of the ARC Notes we intend to repurchase is $192.0 million.

We refer to such tender offers and related consent solicitations as the “tender offers” in this prospectus supplement. We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent offering of our common stock, a portion of the borrowings under the New Credit Facilities and available cash on hand, to repurchase the Outstanding Notes pursuant to the tender offers. See “Use of Proceeds.” The completion of each tender offer is conditioned upon, among other things, the closings of this offering of the Debentures, the concurrent offering of our common stock and the New Credit Facilities. Nothing in this prospectus supplement should be construed as an offer to purchase any Outstanding Notes.

THE OFFERING

Issuer	Covanta Holding Corporation, a Delaware corporation

Securities Offered	$325.0 million aggregate principal amount of % Senior Convertible Debentures due 2027, which we refer to as the “Debentures.” We have also granted the underwriters an option to purchase, for a 13 day period beginning on and including the date of original issuance of the Debentures, up to an additional $48.75 million aggregate principal amount of Debentures solely to cover over-allotments, if any.

Offering Price	Each Debenture will be issued at a price of 100% of its principal amount plus accrued interest, if any, from January , 2007.

Maturity	February 1, 2027, unless earlier converted, redeemed or repurchased.

Interest Rate	% per year. Interest will be payable in cash on February 1 and August 1 of each year, beginning August 1, 2007.

Contingent Interest	Beginning with the six-month interest period commencing February 1, 2012, we will pay contingent interest in cash during any six-month interest period in which the trading price of the Debentures for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures.

During any interest period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of Debentures will equal 0.25% of the average trading price of $1,000 principal amount of Debentures during the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

Ranking	The Debentures will be our senior unsecured obligations and will rank equally in right of payment with all of our future senior unsecured indebtedness. The Debentures will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all existing and future indebtedness and liabilities (including trade payables) of our subsidiaries. The Debentures will be effectively junior to our existing and future secured indebtedness, including our guarantee of indebtedness under Covanta Energy’s existing credit facilities or, if closed, Covanta Energy’s New Credit Facilities, to the extent of the value of the assets securing such indebtedness.

As of September 30, 2006, on a pro forma as adjusted basis, after giving effect to the transactions described under “Capitalization,” we would have had no indebtedness outstanding other than the Debentures and our guarantee of indebtedness under the New Credit Facilities, and our subsidiaries would have had $3,307 million of indebtedness and other liabilities, consisting of $680 million under the first lien term loan facility of the New Credit Facilities for which we would be a guarantor, and $2,627 million of non-recourse project level indebtedness and other liabilities. Covanta Energy also would have $620 million of additional availability under the New Credit Facilities, of which it will have used $321 million in the form of issued letters of credit.

Conversion Rights	You may convert your Debentures into shares of our common stock on or prior to 5:00 p.m., New York City time on the business day immediately preceding the maturity date only under the following circumstances:

• prior to February 1, 2025, on any date during any fiscal quarter beginning after March 31, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 130% of the then effective conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

• at any time on or after February 1, 2025;

• with respect to any Debentures called for redemption, until 5:00 p.m., New York City time, on the business day prior to the redemption date;

• during a specified period, if we distribute to all or substantially all holders of our common stock, rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution;

• during a specified period, if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

• during a specified period, if we are a party to a consolidation, merger or sale, lease, transfer, conveyance or other disposition of all or substantially all of our assets and those of our subsidiaries taken as a whole that does not constitute a fundamental change (as such term is described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put”), in each case pursuant to which our common stock would be converted into cash, securities and/or other property;

• during a specified period if a fundamental change occurs; and

• during the five consecutive business day period following any five consecutive trading day period in which the trading price for the Debentures for each day during such five trading day period was less than 95% of the product of the closing sale price of our common stock on such day multiplied by the then effective conversion rate.

The Debentures will be convertible based on an initial conversion rate of shares of our common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $ per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.”

Upon conversion, we will deliver cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each day of the 20 settlement period trading days during the applicable conversion period. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.”

Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest (including contingent interest, if any). See “Description of the Debentures — Conversion Rights.”

Adjustment to conversion rate upon a non-stock change of control	Prior to February 1, 2012, if and only to the extent holders elect to convert the Debentures in connection with a transaction described under clause (1) or clause (4) of the definition of fundamental change as described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” based on the effective date and the price paid per share of our common stock in such non-stock change of control.

If holders of our common stock receive only cash in the type of transaction described above, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control.

Conversion after a public acquirer change of control	In the case of a non-stock change of control constituting a public acquirer change of control (as defined in this prospectus supplement), the public acquirer may, in lieu of adjusting the conversion rate as described in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” elect to adjust the conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) based on a number of shares of public acquirer common stock by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction:

• the numerator of which will be:

  • in the case of a share exchange, consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration as determined by our board of directors paid or payable per share of our common stock, or

  • in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

• the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

Optional Redemption	At any time on or after February 1, 2012, we may redeem all or a portion of the Debentures for cash at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including contingent interest, if any) to, but not including, the redemption date.

Optional Repurchase Right of Holders	You may require us to repurchase all or a portion of your Debentures on February 1, 2012, February 1, 2017 and February 1, 2022 for cash at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but not including, the repurchase date.

Fundamental Change Repurchase Right of Holders	If we undergo a fundamental change (as defined in this prospectus supplement) prior to maturity, you may require us to repurchase for cash all or a portion of your Debentures at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but not including, the repurchase date. See “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.”

Events of Default	Except as described below under “Failure to Comply with Reporting Obligations,” if an event of default with respect to the Debentures occurs, the principal amount of the Debentures, plus accrued and unpaid interest (including contingent interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us or certain of our subsidiaries.

Failure to Comply with Reporting Obligations	Should we fail to comply with the reporting obligations in the indenture or fail to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, your remedy for the 365 calendar days after the occurrence of such event of default will consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. See “Description of the Debentures — Events of Default; Notice and Waiver.”

Absence of a Public Market for the Debentures	The Debentures will be a new issue of securities and will not be listed on any securities exchange or automated quotation system. We cannot assure you that any active or liquid market will develop for the Debentures. See “Underwriting.”

NYSE Symbol for our Common Stock	Our common stock is listed on the NYSE under the symbol “CVA.”

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $315.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses totaling $9.1 million ($363.4 million if the underwriters’ option to purchase additional Debentures is exercised in full). We intend to use the net proceeds of this offering, together with the net proceeds from the concurrent offering of our common stock, a portion of the borrowings under the New Credit Facilities and available cash on hand to repurchase the Outstanding Notes pursuant to the tender offers or by redemptions, pay accrued and unpaid interest and related premiums thereon and pay other related expenses. In the event that we do not enter into the New Credit Facilities, or such tender offers are not successfully consummated, we intend to use the net proceeds of this offering and the concurrent offering of our common stock for general corporate purposes, which may include construction of new facilities, expansions of existing facilities, or possible permitted investments or acquisitions or, if we receive waivers from the lenders under Covanta Energy’s existing credit facilities, the repurchases of the MSW I Notes and/or MSW II Notes. See “Use of Proceeds.”

U.S. Federal Income Tax Considerations	The Debentures and the common stock issuable upon conversion of the Debentures will be subject to special and complex United States federal income tax rules. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the Debentures and our common stock issuable upon conversion of the Debentures. See “Risk Factors — Risks Relating to this Offering — You should consider the United States federal income tax consequences of owning the Debentures” and “Certain United States Federal Income Tax Considerations.”

RISK FACTORS

You should carefully consider the following factors and other information contained or incorporated by reference in this prospectus supplement before deciding to invest in the Debentures. Any of these risks could materially adversely affect our business, financial condition, results of operations and cash flow, which could in turn materially adversely affect the price of the Debentures and the common stock issuable upon conversion of the Debentures.

Risks Relating to this Offering

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our indebtedness, including the Debentures.

We do not currently have any indebtedness other than our guarantee of indebtedness under Covanta Energy’s existing credit facilities. As of September 30, 2006, our subsidiaries had $3,909 million of outstanding indebtedness and other liabilities, including $629 million under Covanta Energy’s existing credit facilities and approximately $3,280 million of the Outstanding Notes, non-recourse project level indebtedness and other liabilities. As described more fully under the “Description of Proposed New Credit Facilities” section, Covanta Energy is currently negotiating the terms of the New Credit Facilities with a syndicate of lenders. If Covanta Energy is successful in entering into the New Credit Facilities and we are successful in consummating this offering of the Debentures and the concurrent offering of our common stock, as described under “Capitalization,” Covanta Energy would repay the outstanding indebtedness under its existing credit facilities and would incur up to $1,300 million of secured indebtedness under the New Credit Facilities, for which we would be a guarantor, and we would repurchase or redeem the Outstanding Notes issued by other indirect subsidiaries. Assuming this recapitalization occurs, we would have no indebtedness outstanding other than the Debentures and our guarantee of indebtedness under the New Credit Facilities, and our subsidiaries would have approximately $3,307 million of indebtedness, including Covanta Energy’s indebtedness under the New Credit Facilities, non-recourse project level indebtedness and other liabilities outstanding.

Whether or not Covanta Energy is successful in entering into the New Credit Facilities, the level of our consolidated indebtedness could have significant consequences on our future operations, including:

•	making it difficult for us to meet our payment and other obligations under our outstanding indebtedness, including the Debentures;

•	resulting in an event of default if our subsidiaries fail to comply with the financial and other restrictive covenants contained in their debt agreements, which event of default could result in all of such debt becoming immediately due and payable;

•	limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness under Covanta’s existing credit facilities or indebtedness under the New Credit Facilities;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Debentures and our subsidiaries’ debt, and the price of our common stock.

We cannot assure you that our cash flow from operations will be sufficient to service our indebtedness.

As a holding company, our ability to meet our obligations under the Debentures depends on our subsidiaries’ ability to generate cash and our ability to receive dividends and distributions from our subsidiaries in the future. This, in turn, is subject to many factors, some of which are beyond our control, including the following:

•	the continued operation and maintenance of our facilities, consistent with historical performance levels;

•	maintenance or enhancement of revenue from renewals or replacement of existing contracts and from new contracts to expand existing facilities or operate additional facilities;

•	market conditions affecting waste disposal and energy pricing, as well as competition from other companies for contract renewals, expansions and additional contracts, particularly after our existing contracts expire;

•	the continued availability to Covanta Energy of the benefit of our net operating loss carryforwards, referred to as “NOLs” in this prospectus supplement, under a tax sharing agreement; and

•	general economic, financial, competitive, legislative, regulatory and other factors.

We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the New Credit Facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Debentures and to fund other liquidity needs. If our subsidiaries are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Debentures, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under our outstanding indebtedness, including the Debentures.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payments on our indebtedness, including the Debentures.

All of our business is conducted through our subsidiaries. Our ability to make payments on the Debentures is dependent on the earnings of, and the distribution of funds to us from, our subsidiaries. Certain of our subsidiaries and affiliates are currently subject to project and other financing arrangements that restrict their ability to make dividends or distributions to us. Covanta Energy derives its cash flow principally from its domestic and international project operations and businesses. A material portion of Covanta Energy’s domestic cash flows are expected to be derived from projects where financial test and other covenants contained in respective debt arrangements must be satisfied in order for project subsidiaries to make cash distributions to Covanta Energy’s intermediate subsidiaries and, in turn, to us. We cannot assure you that our project subsidiaries will be able to satisfy such financial tests and covenants in the future, and that we, indirectly through Covanta Energy, will be able to receive cash distributions from such subsidiaries.

In addition, Covanta Energy’s existing credit facilities prohibit Covanta Energy from making cash distributions or dividends to us in respect of any of our cash payment obligations on the Debentures. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Cash Flow and Liquidity — Financing Arrangements — Covanta Energy Debt” of our annual report on Form 10-K for the fiscal year ended December 31, 2005 for a more complete description of the terms of Covanta Energy’s existing credit facilities. If Covanta Energy is not successful in refinancing its existing credit facilities with the New Credit Facilities, we intend to retain sufficient cash at Covanta to fund our cash payment obligations on the Debentures until such time as Covanta Energy is successful in refinancing its existing credit facilities or until it receives appropriate consents from the lenders thereunder.

Under the proposed terms of the New Credit Facilities, Covanta Energy’s ability to make cash distributions or dividends to us in respect of our cash payment obligations on the Debentures (other than in respect of payment of interest on the Debentures) is limited. Therefore, even if Covanta Energy is successful in refinancing its existing credit facilities with the New Credit Facilities, we may not be able to receive sufficient cash distributions or dividends from Covanta Energy to make such cash payments on the Debentures.

The Debentures will be effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Debentures or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including lenders under Covanta Energy’s existing credit facilities or, if closed, the New Credit Facilities, and lenders under the project level indebtedness. The Debentures do not restrict the ability of our subsidiaries to incur additional liabilities. As of September 30, 2006, on a pro forma as adjusted basis after giving effect to the transactions described under the “Capitalization” section, our subsidiaries would have had $3,307 million of indebtedness and other liabilities, including $680 million under the term loan facility of the New Credit Facilities for which we would be a guarantor. Covanta Energy also would have $620 million of additional availability under the New Credit Facilities, of which it will have used $321 million in the form of issued letters of credit.

Despite our current and anticipated indebtedness levels, we may still incur substantially more indebtedness or take other actions which would intensify the risks discussed above.

Despite our current and anticipated consolidated indebtedness levels, we may be able to incur substantial additional indebtedness in the future. We will not be restricted under the terms of the indenture governing the Debentures from incurring additional indebtedness. In addition, under the proposed terms of the New Credit Facilities, upon the request of Covanta Energy, and subject to the satisfaction of certain conditions set forth in the New Credit Facilities, up to $400 million in additional term loan facilities and/or the revolving credit facility and incremental funded letter of credit facilities up to an aggregate of $400 million may become available to Covanta Energy. See “Description of Proposed New Credit Facilities.” Although the terms of Covanta Energy’s existing credit facilities contain, and the terms of the New Credit Facilities are expected to contain, restrictions on the incurrence of additional indebtedness by Covanta Energy and certain of its subsidiaries, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. If new indebtedness is added to our current or anticipated indebtedness levels, the substantial risks described above would intensify. Our ability to recapitalize, incur additional debt, secure existing or future debt, and take a number of other actions that are not limited by the terms of the indenture for the Debentures could have the effect of diminishing our ability to make payments on the Debentures when due.

The terms of the Debentures will not contain restrictive covenants and provide only limited protection in the event of a change of control.

The indenture under which the Debentures will be issued will not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture will not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness. Therefore, the indenture may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the Debentures upon a change of control of Covanta is limited to the transactions specified in the definition of a “fundamental change” under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.” For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the Debentures. Similarly, the circumstances under which we are required to increase the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where the

Debentures are converted in connection with such a transaction as set forth under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions that could increase the amounts of our indebtedness or otherwise affect our capital structure and the value of the Debentures and our common stock but would not constitute a fundamental change under the indenture governing the Debentures.

We may not have sufficient funds necessary to settle conversion of the Debentures or to repurchase the Debentures for cash when required by the holders, including following a fundamental change.

Upon conversion of the Debentures, we will be required to pay a conversion settlement amount in cash and shares of our common stock, if any, based upon a period of 20 settlement period trading days. In addition, holders of the Debentures will have the right to require us to repurchase all or a portion of their Debentures on February 1, 2012, February 1, 2017 and February 1, 2022 or upon the occurrence of a fundamental change prior to maturity for cash as described under “Description of the Debentures — Repurchase at the Option of the Holder — Optional Put” and “— Fundamental Change Put.” Our ability to satisfy our conversion obligations or to repurchase the Debentures in cash may be limited by law or the terms of Covanta Energy’s existing credit facilities until such time as Covanta Energy is successful in refinancing its existing credit facilities or until it receives appropriate consents from the lenders thereunder. Under the proposed terms of the New Credit Facilities, we may be subject to a similar restriction. In addition, any fundamental change would constitute a default under Covanta Energy’s existing credit facilities and is expected to constitute a default under the New Credit Facilities. Therefore, upon the occurrence of a fundamental change, the lenders under Covanta Energy’s existing credit facilities or the New Credit Facilities, as the case may be, would have the right to accelerate their loans, and Covanta Energy would be required to prepay all of its outstanding obligations under its existing credit facilities or the New Credit Facilities. We may not have sufficient funds to pay the conversion settlement amount or the required repurchase price in cash at such time or the ability to arrange necessary financing on acceptable terms. If we fail to pay the conversion settlement amount upon conversion or repurchase the Debentures in cash as required by the indenture governing the Debentures, it would constitute an event of default under the indenture governing the Debentures.

The Debentures will be effectively junior to any of our existing and future secured indebtedness.

The Debentures will be our unsecured obligations and therefore will be effectively junior to our existing and future secured indebtedness, including our guarantee of indebtedness under Covanta Energy’s existing credit facilities, or, if closed, the New Credit Facilities, to the extent of the value of the assets securing such indebtedness. Further, the Debentures do not restrict us from incurring indebtedness, including senior secured indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment. As a result, in the event of our bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, our assets will be available to satisfy obligations of our secured indebtedness before any payment may be made on the Debentures. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the Debentures. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the Debentures.

The adjustment to the conversion rate upon the occurrence of specified types of fundamental changes may not adequately compensate you.

If specified types of fundamental changes occur on or prior to the date when the Debentures may be redeemed by us, we will increase the conversion rate by a number of additional shares of our common stock for Debentures converted in connection with such specified fundamental changes unless the price paid per share of our common stock in the fundamental change is less than $      or more than $      (subject to adjustment). A description of how the increase in the conversion rate will be determined is set forth under the “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon A Non-Stock Change of Control” section. Although this increase in the conversion rate is designed to compensate you for the lost value of your Debentures as a result of certain types of fundamental changes, it may not adequately compensate you for such loss. Furthermore, our obligation to increase the conversion rate in connection with any such specified fundamental changes could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

There is currently no public market for the Debentures, and an active trading market may not develop for the Debentures. The failure of a market to develop for the Debentures could adversely affect the liquidity and value of your Debentures.

The Debentures are a new issue of securities for which there is currently no active trading market. We do not intend to apply for listing of the Debentures on any securities exchange or for quotation of the Debentures on any automated dealer quotation system. We have been advised by the underwriters that following the completion of this offering, certain of the underwriters intend to make a market in the Debentures. However, they are not obligated to do so and any market-making activities with respect to the Debentures may be discontinued by them at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. A market may not develop for the Debentures, and there can be no assurance as to the liquidity of any market that may develop for the Debentures. If an active, liquid market does not develop for the Debentures, the market price and liquidity of the Debentures may be adversely affected. If any of the Debentures are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the Debentures will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Debentures will be subject to disruptions which may have a negative effect on the holders of the Debentures, regardless of our operating results, financial performance or prospects.

The conditional conversion feature of the Debentures could result in your receiving less than the value of our common stock into which a Debenture would otherwise be convertible.

The Debentures are convertible only if specified conditions are met. If these conditions are not met, you will not be able to convert your Debentures, and you may not be able to receive the value of our common stock into which the Debentures would otherwise be convertible.

The value of consideration received by holders upon conversion of the Debentures under certain circumstances may be less than the conversion value of the Debentures on the conversion date.

Upon conversion, we will pay cash and deliver shares of our common stock, if any, equal to the sum of the daily settlement amounts for each day of the 20 settlement period trading days during the applicable conversion period. Accordingly, upon conversion of a Debenture, you may receive less proceeds than you expected because the value of our common stock may decline between the conversion date and the day the conversion settlement amount of your Debenture is determined. In addition, because of the 20 settlement period trading days, settlement will generally be delayed until at least the 26th trading day following the related conversion date. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.”

The conversion rate of the Debentures may not be adjusted for all dilutive events that may adversely affect the trading price of the Debentures or our common stock issuable upon conversion of the Debentures.

The conversion rate of the Debentures is subject to adjustment upon specified events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the Debentures or our common stock issuable upon conversion of the Debentures.

The trading price of the Debentures will be directly affected by the trading price of our common stock, which is difficult to predict.

The trading price of our common stock could be affected by possible sales of our common stock by investors who view the Debentures as a more attractive means of equity participation in Covanta by hedging or arbitrage trading activity that may develop involving our common stock. This arbitrage could, in turn, affect the trading price of the Debentures.

If you hold the Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will only be entitled to rights on our common stock if and when we deliver shares of our common stock to you upon conversion of your Debentures. For example, in the event that an amendment is proposed to our restated certificate of incorporation, as amended, or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of Debentures, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences, or special rights of our common stock or other classes of capital stock.

Any adverse rating of the Debentures may cause the trading price of the Debentures to fall.

The Debentures have been rated BB− by Standard & Poor’s Credit Market Services. We also expect to be rated by Moody’s Investor Services, Inc. If these rating agencies do not rate us or reduce their ratings on the Debentures in the future or indicate that they have their ratings on the Debentures under surveillance or review with possible negative implications, the value of the Debentures could decline.

In addition, our current corporate credit has been rated BB− by Standard & Poor’s. We also expect to be rated by Moody’s. Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the Debentures and the trading price of our common stock. In addition, a ratings downgrade could adversely affect our ability to access capital. Ratings on the Debentures are not a recommendation to buy the Debentures and such ratings may be withdrawn or changed at any time.

You should consider the United States federal income tax consequences of owning the Debentures.

We and each holder agree in the indenture to treat the Debentures as “contingent payment debt instruments” subject to the contingent payment debt regulations. As a result, you will be required to include amounts in income, as original issue discount, in advance of cash you receive on the Debentures, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonexchangeable borrowing (which we have determined to be     %, compounded semi-annually), even though the Debentures will have a lower yield to maturity for non-tax purposes. You will recognize taxable income significantly in excess of cash received while the Debentures are outstanding. In addition, you will recognize ordinary income, if any, upon a sale, exchange or redemption of the Debentures at a gain. You are urged to consult your own tax advisors as to the United States federal, state, local and foreign consequences of acquiring, owning and disposing of the Debentures and shares of our common stock. See “Certain United States Federal Income Tax Considerations.”

If we pay a cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash.

If we pay a cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain United States Federal Income Tax Considerations.”

The market price of our common stock, and therefore of the Debentures, may fluctuate significantly, and this may make it difficult for you to resell the Debentures or our common stock issuable upon conversion of the Debentures when you want or at prices you find attractive.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Debentures are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Debentures. Consequently, there can be no assurance as to the liquidity of an investment in our common stock or the Debentures or as to the price you may realize upon the sale of our common stock.

The market price of our common stock may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	changes in the waste and energy market conditions;

•	quarterly variations in our operating results;

•	our operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in the economy and the financial markets;

•	departures of key personnel;

•	changes in governmental regulations; and

•	geopolitical conditions, such as acts or threats of terrorism or military conflicts.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating results.

Future issuances of our common stock, including conversion of the Debentures, will dilute the ownership interests of stockholders and may adversely affect the trading price of our common stock.

Except as described under the “Underwriting” section, we are not restricted from issuing additional shares of our common stock, or securities convertible into or exchangeable for our common stock, during the life of the Debentures and have no obligation to consider your interests for any reason. Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could materially and adversely affect prevailing trading prices of our common stock and, in turn, the trading price of the Debentures. In addition, the conversion of some or all of the Debentures will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Debentures may encourage short selling by market participants because the conversion of the Debentures could depress the trading price of our common stock.

We will have broad discretion as to the use of the proceeds of this offering.

Subject to certain plans and limitations as described under the “Use of Proceeds” section, we will have significant flexibility in allocating the net proceeds of this offering. In the event that we are unsuccessful in refinancing indebtedness under Covanta Energy’s existing credit facilities with the New Credit Facilities, then we would be prohibited by the terms of such credit facilities from repurchasing the Outstanding Notes. In that case, the net proceeds from this offering and the concurrent offering of our common stock, if successful, would be used for general corporate purposes, which may include construction of new facilities, expansions of existing facilities or possible permitted investments or acquisitions or repurchase or redemption of any of the MSW I Notes or MSW II Notes if we are successful in obtaining waivers from Covanta Energy’s current lenders. If we fail to spend these funds effectively, it could harm our financial condition and result in lost business opportunities.

Provisions of the Debentures could discourage an acquisition of Covanta by a third party.

Certain provisions of the Debentures could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, the holders of the Debentures will have the right to require us to repurchase their Debentures. We may also be required to issue additional shares upon conversion or provide for conversion based on the acquirer’s capital stock in the event of certain fundamental changes. These possibilities could discourage an acquisition of us.

Concentrated stock ownership may discourage unsolicited acquisition proposals.

As of November 22, 2006, SZ Investments, L.L.C., together with its affiliate, EGI-Fund (05-07) Investors, L.L.C., referred to as “Fund 05-07” and, collectively with SZ Investments, L.L.C. “SZ Investments,” Third Avenue Trust, on behalf of Third Avenue Value Fund, referred to as “Third Avenue,” and D. E. Shaw Laminar Portfolios, L.L.C., referred to as “Laminar,” separately own approximately 15.71%, 5.97% and 9.9%, respectively, or when aggregated, approximately 31.6% of our outstanding common stock. Although there are no agreements among SZ Investments, Third Avenue and Laminar regarding their voting or disposition of shares of our common stock, the level of their combined ownership of shares of our common stock could have the effect of discouraging or impeding an unsolicited acquisition proposal.

Further, as a result, these stockholders may continue to have the ability to influence the election or removal of our directors and influence the outcome of matters presented for approval by our stockholders. Circumstances may occur in which the interests of these stockholders could be in conflict with the holders of the Debentures.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of our restated certificate of incorporation, as amended, and bylaws could make it more difficult for a third party to acquire control of us. For example, our restated certificate of incorporation authorizes our board of directors to issue preferred stock without requiring any stockholder approval, and preferred stock could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Specific Risks Relating to Our Business

We cannot be certain that our NOLs will continue to be available to offset tax liability.

Our NOLs will expire in various amounts, if not used, between 2007 and 2023. The Internal Revenue Service, referred to in this prospectus supplement as the “IRS,” has not audited any of our tax returns for any of the years during the carryforward period including those returns for the years in which the losses giving rise to the NOLs were reported. We cannot assure you that we would prevail if the IRS were to challenge the availability of the NOLs. If the IRS were successful in challenging our NOLs, all or some portion of the NOLs would not be available to offset our future consolidated taxable income, and we may not be able to satisfy our obligations to Covanta Energy under a tax sharing agreement, or to pay taxes that may be due from our consolidated tax group. The loss of a significant portion of NOLs could also trigger an event of default under Covanta Energy’s existing credit facilities.

As of December 31, 2005, we estimated that we had approximately $489 million of NOLs. In order to utilize the NOLs, we must generate consolidated taxable income which can offset such carryforwards. The NOLs are also utilized by income from certain grantor trusts that were established as part of the reorganization in 1990 of certain of our subsidiaries engaged in the insurance business and are administered by state regulatory agencies. As a result of uncertainty regarding the administration of certain of these grantor trusts during June 2006, we reduced the aggregate amount of our available NOLs by $46 million. During or at the conclusion of the administration of these grantor trusts, taxable income could result, which could utilize a portion of our NOLs and, in turn, could accelerate the date on which we may be otherwise obligated to pay incremental cash taxes.

In addition, if our existing insurance business were to require capital infusions from us in order to meet certain regulatory capital requirements, and we were to fail to provide such capital, some or all of our subsidiaries comprising our insurance business could enter insurance insolvency or bankruptcy proceedings. In such event, such subsidiaries may no longer be included in our consolidated tax return, and a portion, which could constitute a significant portion, of our remaining NOLs may no longer be available to us. In such event, there may be a significant inclusion of taxable income in our federal consolidated income tax return.

Covanta Energy’s debt agreements contain covenant restrictions that may limit our ability to operate our business.

Covanta Energy’s existing credit facilities contain, Covanta Energy’s New Credit Facilities are expected to contain, and any of our other future debt agreements may contain covenants that impose significant operating and financial restrictions on Covanta Energy and certain of its subsidiaries and require Covanta Energy to meet certain financial tests. Complying with these covenant restrictions may have a negative impact on our business, results of operations and financial condition by limiting our ability to engage in certain transactions or activities, including:

•	incurring additional indebtedness or issuing guarantees;

•	creating liens;

•	making certain investments;

•	entering into transactions with our affiliates;

•	selling certain assets;

•	redeeming capital stock or making other restricted payments;

•	declaring or paying dividends or making other distributions to stockholders; and

•	merging or consolidating with any person.

Covanta Energy’s ability to comply with these covenants is dependent on our future performance, which will be subject to many factors, some of which are beyond our control, including prevailing economic conditions. As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us. In addition, the failure to comply with these covenants in Covanta Energy’s existing credit facilities or in the New Credit Facilities could result in a default thereunder and a default under the Debentures. Upon the occurrence of such an event of default, the lenders under Covanta Energy’s existing credit facilities or in the New Credit Facilities could elect to declare all amounts outstanding under such agreement, together with accrued interest, to be immediately due and payable. If the lenders accelerate the payment of the indebtedness under Covanta Energy’s existing credit facilities or the New Credit Facilities, we cannot assure you that the assets securing such indebtedness would be sufficient to repay in full that indebtedness and our other indebtedness, including the Debentures.

Operation of our facilities and the expansion of facilities involve significant risks.

The operation of our waste and energy facilities and the construction of new or expanded facilities involve many risks, including:

•	the inaccuracy of our assumptions with respect to the timing and amount of anticipated revenues;

•	supply interruptions;

•	the breakdown or failure of equipment or processes;

•	difficulty or inability to find suitable replacement parts for equipment;

•	the unavailability of sufficient quantities of waste;

•	decreases in the fees for solid waste disposal;

•	decreases in the demand or market prices for recovered ferrous or non-ferrous metal;

•	disruption in the transmission of electricity generated;

•	permitting and other regulatory issues, license revocation and changes in legal requirements;

•	labor disputes and work stoppages;

•	unforeseen engineering and environmental problems;

•	unanticipated cost overruns;

•	weather interferences, catastrophic events including fires, explosions, earthquakes, droughts and acts of terrorism;

•	the exercise of the power of eminent domain; and

•	performance below expected levels of output or efficiency.

We cannot predict the impact of these risks on our business or operations. These risks, if they were to occur, could prevent Covanta Energy and its subsidiaries from meeting their obligations under their operating contracts.

A failure to identify suitable acquisition candidates and to complete acquisitions could have an adverse effect on our business strategy and growth plans.

As part of our business strategy, we intend to continue to pursue acquisitions of complementary businesses. Although we regularly evaluate acquisition opportunities, we may not be able successfully to identify suitable acquisition candidates; to obtain sufficient financing on acceptable terms to fund acquisitions; or to complete acquisitions.

The rapid growth of our operations could strain our resources and cause our business to suffer.

We have experienced rapid growth and intend to further grow our business. This growth has placed, and potential future growth will continue to place, a strain on our management systems, infrastructure and resources. Our ability to successfully offer services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We expect that we will need to continue to improve our financial and managerial controls, reporting systems and procedures. We will also need to expand, train and manage our workforce worldwide. Furthermore, we expect that we will be required to manage an increasing number of relationships with various customers and other third parties. Failure to expand in any of the foregoing areas efficiently and effectively could interfere with the growth of our business as a whole.

Our efforts to grow our business will require us to incur significant costs in business development, often over extended periods of time, with no guarantee of success.

Our efforts to grow our waste and energy business will depend in part on how successful we are in developing new projects and expanding existing projects. The development period for each project may occur over several years, during which we incur substantial expenses relating to siting, design, permitting, community relations, financing and professional fees associated with all of the foregoing. Not all of our development efforts will be successful, and we may decide to cease developing a project for a variety of reasons. If the cessation of our development efforts were to occur at an advanced stage of development, we may have incurred a material amount of expenses for which we will realize no return.

Development, construction and operation of new projects may not commence as scheduled, or at all.

The development and construction of new waste and energy facilities involves many risks including siting, permitting, financing and construction delays and expenses, start-up problems, the breakdown of equipment and performance below expected levels of output and efficiency. New facilities have no operating history and may employ recently developed technology and equipment. Our businesses maintain insurance to protect against risks relating to the construction of new projects; however, such insurance may not be adequate to cover lost revenues or increased expenses. As a result, a new facility may be unable to fund principal and interest payments under its debt service obligations or may operate at a loss. In certain situations, if a facility fails to achieve commercial operation, at certain levels or at all, termination rights in the agreements governing the facility’s financing may be triggered, rendering all of the facility’s debt immediately due and payable. As a result, the facility may be rendered insolvent and we may lose our interest in the facility.

Our insurance and contractual protections may not always cover lost revenues, increased expenses or liquidated damages payments.

Although our businesses maintain insurance, obtain warranties from vendors, require contractors to meet certain performance levels and, in some cases, pass risks we cannot control to the service recipient or output purchaser, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenues, increased expenses or liquidated damages payments.

Performance reductions could materially and adversely affect us and our projects may operate at lower levels than expected.

Most service agreements for our energy-from-waste facilities provide for limitations on damages and cross-indemnities among the parties for damages that such parties may incur in connection with their performance under the service agreement. In most cases, such contractual provisions excuse our businesses from performance obligations to the extent affected by uncontrollable circumstances and provide for service fee adjustments if uncontrollable circumstances increase our costs. We cannot assure you that these provisions will prevent our businesses from incurring losses upon the occurrence of uncontrollable circumstances or that if our businesses were to incur such losses they would continue to be able to service their debt.

Covanta Energy and certain of its subsidiaries have issued or are party to performance guarantees and related contractual obligations associated with its energy-from-waste, renewable energy, independent power and water facilities. With respect to its domestic businesses, Covanta Energy and certain of its subsidiaries have issued guarantees to its municipal clients and other parties that Covanta Energy’s subsidiaries will perform in accordance with contractual terms, including, where required, the payment of damages or other obligations. The obligations guaranteed will depend upon the contract involved. Many of Covanta Energy’s subsidiaries have contracts to operate and maintain energy-from-waste facilities. In these contracts, the subsidiary typically commits to operate and maintain the facility in compliance with legal requirements; to accept minimum amounts of solid waste; to generate a minimum amount of electricity per ton of waste; and to pay damages to contract counterparties under specified circumstances, including those where the operating subsidiary’s contract has been terminated for default. Any contractual damages or other obligations incurred by Covanta Energy and certain of its subsidiaries could be material, and in circumstances where one or more subsidiary’s contract has been terminated for its default, such damages could include amounts sufficient to repay project debt. Additionally, damages payable under such guarantees on Covanta Energy’s owned energy-from-waste facilities could expose Covanta Energy to recourse liability on project debt. Covanta Energy and certain of its subsidiaries may not have sufficient sources of cash to pay such damages or other obligations. We cannot assure you that Covanta Energy and such subsidiaries will be able to continue to avoid incurring material payment obligations under such guarantees or that, if Covanta Energy did incur such obligations, that Covanta Energy would have the cash resources to pay them.

Our businesses generate revenue primarily under long-term contracts and must avoid defaults under those contracts in order to service their debt and avoid material liability to contract counterparties.

Covanta Energy’s subsidiaries must satisfy performance and other obligations under contracts governing energy-from-waste facilities. These contracts typically require Covanta Energy’s subsidiaries to meet certain performance criteria relating to amounts of waste processed, energy generation rates per ton of waste processed, residue quantity and environmental standards. The failure of Covanta Energy’s subsidiaries to satisfy these criteria may subject them to termination of their respective operating contracts. If such a termination were to occur, Covanta Energy’s subsidiaries would lose the cash flow related to the projects and incur material termination damage liability, which may be guaranteed by Covanta Energy or certain of its subsidiaries. In circumstances where the contract of one or more subsidiaries has been terminated due to the default of one of Covanta Energy’s subsidiaries they may not have sufficient sources of cash to pay such damages. We cannot assure you that Covanta Energy’s subsidiaries will be able to continue to perform their respective obligations under such contracts in order to avoid such contract terminations, or damages related to any such contract termination, or that if they could not avoid such terminations that they would have the cash resources to pay amounts that may then become due.

Covanta Energy and certain of its subsidiaries have provided guarantees and support in connection with its subsidiaries’ projects.

Covanta Energy and certain of its subsidiaries are obligated to guarantee or provide financial support for its subsidiaries’ projects in one or more of the following forms:

•	support agreements in connection with service or operating agreement-related obligations;

•	direct guarantees of certain debt relating to three of its facilities;

•	contingent obligations to pay lease payment installments in connection with three of its facilities;

•	contingent credit support for damages arising from performance failures;

•	environmental indemnities; and

•	contingent capital and credit support to finance costs, in most cases in connection with a corresponding increase in service fees, relating to uncontrollable circumstances.

Many of these contingent obligations cannot readily be quantified, but, if we were required to provide this support, it may be material to our cash flow and financial condition.

Covanta Energy may face increased risk of market influences on its domestic revenues after its contracts expire.

Covanta Energy’s contracts to operate energy-from-waste projects expire on various dates between 2008 and 2023, and our contracts to sell energy output generally expire when the project’s operating contract expires. Expiration of these contracts will subject Covanta Energy to greater market risk in entering into new or replacement contracts at pricing levels which will generate comparable or enhanced revenues. As its operating contracts at municipally-owned projects approach expiration, Covanta Energy will seek to enter into renewal or replacement contracts to continue operating such projects. However, we cannot assure you that Covanta Energy will be able to enter into renewal or replacement contracts on terms favorable to it, or at all. Covanta Energy will seek to bid competitively for additional contracts to operate other facilities as similar contracts of other vendors expire. The expiration of existing energy sales contracts, if not renewed, will require Covanta Energy to sell project energy output either into the electricity grid or pursuant to new contracts.

At some of our facilities, market conditions may allow Covanta Energy to effect extensions of existing operating contracts along with facility expansions. Such extensions and expansions are currently being considered at a limited number of our facilities in conjunction with Covanta Energy’s clients. If Covanta Energy is unable to reach agreement with its municipal clients on the terms under which they would implement such extensions and expansions, or if the implementation of these extensions, including renewals and replacement contracts, and expansions are materially delayed, this may adversely affect our cash flow and profitability. We cannot assure you that Covanta Energy will be able to enter into such contracts or that the terms available in the market at the time will be favorable to it.

Our businesses depend on performance by third parties under contractual arrangements.

Our waste and energy businesses depend on a limited number of third parties to, among other things, purchase the electric and steam energy produced by our facilities, and supply and deliver the waste and other goods and services necessary for the operation of our energy facilities. The viability of our facilities depends significantly upon the performance by third parties in accordance with long-term contracts, and such performance depends on factors which may be beyond our control. If those third parties do not perform their obligations, or are excused from performing their obligations because of nonperformance by our waste and energy businesses or other parties to the contracts, or due to force majeure events or changes in laws or regulations, our businesses may not be able to secure alternate arrangements on substantially the same terms, if at all, for the services provided under the contracts. In addition, the bankruptcy or insolvency of a participant or third party in our facilities could result in nonpayment or nonperformance of that party’s obligations to us.

Concentration of suppliers and customers may expose us to heightened financial exposure.

Our waste and energy businesses often rely on single suppliers and single customers at our facilities, exposing such facilities to financial risks if any supplier or customer should fail to perform its obligations. For example, our businesses often rely on a single supplier to provide waste, fuel, water and other services required to operate a facility and on a single customer or a few customers to purchase all or a significant portion of a facility’s output. In most cases, our businesses have long-term agreements with such suppliers and customers in order to mitigate the risk of supply interruption. The financial performance of these facilities depends on such customers and suppliers continuing to perform their obligations under their long-term agreements. A facility’s financial results could be materially and adversely affected if any one customer or supplier fails to fulfill its contractual obligations and we are unable to find other customers or suppliers to produce the same level of profitability. We cannot assure you that such performance failures by third parties will not occur, or that if they do occur, such failures will not adversely affect the cash flows or profitability of our businesses.

In addition, for their energy-from-waste facilities, our subsidiaries rely on their municipal clients as a source not only of waste for fuel but also of revenue from the fees for disposal services our subsidiaries provide. Because contracts of our subsidiaries with their municipal clients are generally long-term, our subsidiaries may be adversely affected if the credit quality of one or more of their municipal clients were to decline materially.

Our business is subject to pricing fluctuations caused by the waste disposal and energy markets.

While our businesses sell the majority of their waste disposal capacity and energy output pursuant to long-term contracts, a material portion of this capacity and output is subject to market price fluctuation. Consequently, our operating results may be adversely affected by fluctuations in waste disposal and energy prices.

Our waste operations are concentrated in one region, and expose us to regional economic or market declines.

The majority of our waste disposal facilities are located in the northeastern United States, primarily along the Washington, D.C. to Boston, Massachusetts corridor. Adverse economic developments in this region could affect regional waste generation rates and demand for waste disposal services provided by us. Adverse market developments caused by additional waste disposal capacity in this region could adversely affect waste disposal pricing. Either of these developments could have a material adverse effect on our revenues and cash generation.

Some of our energy contracts involve greater risk of exposure to performance levels which could result in materially lower revenues.

Eight of our 31 energy-from-waste facilities receive 100% of the energy revenues they generate. As a result, if we are unable to operate these facilities at their historical performance levels for any reason, our revenues from energy sales could materially decrease.

Exposure to international economic and political factors may materially and adversely affect our international businesses.

Our international operations expose us to legal, tax, currency, inflation, convertibility and repatriation risks, as well as potential constraints on the development and operation of potential business, any of which can limit the benefits to us of a foreign project.

Our projected cash distributions from existing international facilities come from facilities located in countries with sovereign ratings below investment grade, including Bangladesh, the Philippines and India. The financing, development and operation of projects outside the United States can entail significant political and financial risks, which vary by country, including:

•	changes in law or regulations;

•	changes in electricity tariffs;

•	changes in foreign tax laws and regulations;

•	changes in United States federal, state and local laws, including tax laws, related to foreign operations;

•	compliance with United States federal, state and local foreign corrupt practices laws;

•	changes in government policies or personnel;

•	changes in general economic conditions affecting each country, including conditions in financial markets;

•	changes in labor relations in operations outside the United States;

•	political, economic or military instability and civil unrest;

•	expropriation and confiscation of assets and facilities; and

•	credit quality of entities that purchases our power.

The legal and financial environment in foreign countries in which we currently own assets or projects also could make it more difficult for us to enforce our rights under agreements relating to such projects.

Any or all of the risks identified above with respect to our international projects could adversely affect our revenue and cash generation. As a result, these risks may have a material adverse effect on our business, consolidated financial condition and results of operations.

Exposure to foreign currency fluctuations may affect our costs of operations.

We participate in projects exclusively in jurisdictions where limitations on the convertibility and expatriation of currency have been lifted by the host country and where such local currency is freely exchangeable on the international markets. In most cases, components of project costs incurred or funded in the currency of the United States are recovered with limited exposure to currency fluctuations through negotiated contractual adjustments to the price charged for electricity or service provided. This contractual structure may cause the cost in local currency to the project’s power purchaser or service recipient to rise from time to time in excess of local inflation. As a result, there is a risk in such situations that such power purchaser or service recipient will, at least in the near term, be less able or willing to pay for the project’s power or service.

Exposure to fuel supply prices may affect our costs and results of operations for our international projects.

Changes in the market prices and availability of fuel supplies to generate electricity may increase our cost of producing power, which could adversely impact our energy businesses’ profitability and financial performance.

The market prices and availability of fuel supplies for some of our international facilities fluctuate. Any price increase, delivery disruption or reduction in the availability of such supplies could affect our ability to operate the facilities and impair their cash flow and profitability. We may be subject to further exposure if any of our future international operations are concentrated in facilities using fuel types subject to fluctuating market prices and availability. We may not be successful in our efforts to mitigate our exposure to supply and price swings.

Our inability to obtain resources for operations may adversely affect our ability to effectively compete.

Our energy-from-waste facilities depend on solid waste for fuel, which provides a source of revenue. For most of our facilities, the prices we charge for disposal of solid waste are fixed under long-term contracts and the supply is guaranteed by sponsoring municipalities. However, for some of our energy-from-waste facilities, the availability of solid waste to us, as well as the tipping fee that we must charge to attract solid waste to our facilities, depends upon competition from a number of sources such as other energy-from-waste facilities, landfills and transfer stations competing for waste in the market area. In addition, we may need to obtain waste on a competitive basis as our long-term contracts expire at our owned facilities. There has been consolidation and there may be further consolidation in the solid waste industry which would reduce the number of solid waste collectors or haulers that are competing for disposal facilities or enable such collectors or haulers to use wholesale purchasing to negotiate favorable below-market disposal rates. The consolidation in the solid waste industry has resulted in companies with vertically integrated collection activities and disposal facilities. Such consolidation may result in economies of scale for those companies as well as the use of disposal capacity at facilities owned by such companies or by affiliated companies. Such activities can affect both the availability of waste to us for disposal at some of our energy-from-waste facilities and market pricing.

Compliance with environmental laws could adversely affect our results of operations.

Costs of compliance with federal, state and local existing and future environmental regulations could adversely affect our cash flow and profitability. Our waste and energy businesses are subject to extensive environmental regulation by federal, state and local authorities, primarily relating to air, waste (including residual ash from combustion) and water. We are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits in operating our facilities. Our businesses may incur significant additional costs to comply with these requirements. Environmental regulations may also limit our ability to operate our facilities at maximum capacity or at all. If our businesses fail to comply with these requirements, we could be subject to civil or criminal liability, damages and fines. Existing environmental regulations could be revised or reinterpreted and new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur. This may materially increase the amount we must invest to bring our facilities into compliance. In addition, lawsuits or enforcement actions by federal and/or state regulatory agencies may materially increase our costs. Stricter environmental regulation of air emissions, solid waste handling or combustion, residual ash handling and disposal, and waste water discharge could materially affect our cash flow and profitability. Certain environmental laws make us potentially liable on a joint and several basis for the remediation of contamination at or emanating from properties or facilities we currently or formerly owned or operated or properties to which we arranged for the disposal of hazardous substances. Such liability is not limited to the cleanup of contamination we actually caused. Although we seek to obtain indemnities against liabilities relating to historical contamination at the facilities we own or operate, we cannot provide any assurance that we will not incur liability relating to the remediation of contamination, including contamination we did not cause.

Our businesses may not be able to obtain or maintain, from time to time, all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain and comply with them, the operation of our facilities could be jeopardized or become subject to additional costs.

Energy regulation could adversely affect our revenues and costs of operations.

Our waste and energy businesses are subject to extensive energy regulations by federal, state and foreign authorities. We cannot predict whether the federal, state or foreign governments will modify or adopt new legislation or regulations relating to the solid waste or energy industries. The economics, including the costs, of operating our facilities may be adversely affected by any changes in these regulations or in their interpretation or implementation or any future inability to comply with existing or future regulations or requirements.

The Federal Power Act, commonly referred to as the “FPA,” regulates energy generating companies and their subsidiaries and places constraints on the conduct of their business. The FPA regulates wholesale sales of electricity and the transmission of electricity in interstate commerce by public utilities. Under the Public Utility Regulatory Policies Act of 1978, commonly referred to as “PURPA,” our domestic facilities (other than our facilities with net power production capacities in excess of 30MW) are exempt from most provisions of the FPA and state rate regulation. Our foreign projects are also exempt from regulation under the FPA.

The Energy Policy Act of 2005 enacted comprehensive changes to the domestic energy industry which may affect our businesses. The Energy Policy Act removed certain regulatory constraints that previously limited the ability of utilities and utility holding companies to invest in certain activities and businesses, which may have the effect over time of increasing competition in energy markets in which we participate. In addition, the Energy Policy Act includes provisions that may remove some of the benefits provided to non-utility electricity generators, like us, after our existing energy sale contracts expire. As a result, we may face increased competition after such expirations occur.

If our businesses lose existing exemptions under the FPA or lose the ability under PURPA to require utilities to purchase our electricity, the economics and operations of our energy projects could be adversely affected, including as a result of rate regulation by the Federal Energy Regulatory Commission, with respect to our output of electricity, which could result in lower prices for sales of electricity. In addition, depending on the terms of the project’s power purchase agreement, a loss of our exemptions could allow the power purchaser to cease taking and paying for electricity under existing contracts. Such results could cause the loss of some or all contract revenues or otherwise impair the value of a project and could trigger defaults under provisions of the applicable project contracts and financing agreements. Defaults under such financing agreements could render the underlying debt immediately due and payable. Under such circumstances, we cannot assure you that revenues received, the costs incurred, or both, in connection with the project could be recovered through sales to other purchasers.

Failure to obtain regulatory approvals could adversely affect our operations.

Our waste and energy businesses are continually in the process of obtaining or renewing federal, state and local approvals required to operate our facilities. While our businesses currently have all necessary operating approvals, we may not always be able to obtain all required regulatory approvals, and we may not be able to obtain any necessary modifications to existing regulatory approvals or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain and comply with any required regulatory approvals, the operation of our facilities or the sale of electricity to third parties could be prevented, made subject to additional regulation or subject our businesses to additional costs or a decrease in revenue.

The energy industry is becoming increasingly competitive, and we might not successfully respond to these changes.

We may not be able to respond in a timely or effective manner to the changes resulting in increased competition in the energy industry in both domestic and international markets. These changes may include deregulation of the electric utility industry in some markets, privatization of the electric utility industry in other markets and increasing competition in all markets. To the extent competitive pressures increase and the pricing and sale of electricity assumes more characteristics of a commodity business, the economics of our business may come under increasing pressure.

Changes in technology may have a material adverse effect on our profitability.

Research and development activities are ongoing to provide alternative and more efficient technologies to dispose of waste or produce power. It is possible that advances in these or other technologies will reduce the cost of waste disposal or power production from these technologies to a level below our costs. Furthermore, increased conservation efforts could reduce the demand for power or reduce the value of our facilities. Any of these changes could have a material adverse effect on our revenues and profitability.

Our reputation could be adversely affected if opposition to our efforts to grow our business results in adverse publicity or our businesses were to fail to comply with United States or foreign laws or regulations.

With respect to our efforts to renew our contracts and grow our waste and energy business both domestically and internationally, we sometimes experience opposition from advocacy groups or others intended to halt a development effort or other opportunity we may be pursuing. Such opposition is often intended to discourage third parties from doing business with us and may be based on inaccurate, incomplete or inflammatory assertions. We cannot provide any assurance that our reputation would not be adversely affected as a result of adverse publicity resulting from such opposition. Some of our projects and new business may be conducted in countries where corruption has historically penetrated the economy to a greater extent than in the United States. It is our policy to comply, and to require our local partners and those with whom we do business to comply, with all applicable anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act and with applicable local laws of the foreign countries in which we operate. We cannot provide any assurance that our reputation would not be adversely affected if we were reported to be associated with corrupt practices or if we or our local partners failed to comply with such laws.

Our controls and procedures may not prevent or detect all errors or acts of fraud.

Our management, including our Chief Executive Officer and Chief Financial Officer, believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within our companies have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by an unauthorized override of the controls. The design of any systems of controls also is based in part upon certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected.

Failure to maintain an effective system of internal control over financial reporting may have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the SEC to implement Section 404, we are required to furnish a report by our management to include in our annual report on Form 10-K regarding the effectiveness of our internal control over financial reporting. The report includes, among other things, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management.

We have in the past discovered, and may potentially in the future discover, areas of internal control over financial reporting which may require improvement. If we are unable to assert that our internal control over financial reporting is effective now or in any future period, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement and the related prospectus and registration statement, including documents incorporated by reference therein, contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, referred to as the “PSLRA” in this prospectus supplement, or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical facts are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act of 1933, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in the “Risk Factors” section in this prospectus supplement and in registration statements and other filings with the SEC made by us and our subsidiaries.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus supplement and related prospectus and registration statement are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income tax expense, minority interests and equity in net income (loss) from unconsolidated investments plus fixed charges and “fixed charges” consists of interest expense and imputed interest for operating leases.

Pro Forma
Nine Months Ended		Year Ended		Nine Months Ended
September 30,		December 31,		September 30,	Year Ended December 31,
2006		2005		2006	2005	2004	2003	2002	2001

2.33	(1)	2.29	(1)	1.70	1.49	1.41	—(2)	—(3)	—	(4)

(1)	The pro forma ratio of earnings to fixed charges assumes, as of January 1, 2005, the issuance of the Debentures, the closing of the New Credit Facilities and the repurchase of all of the Outstanding Notes. See “Use of Proceeds” for a discussion of the status of the New Credit Facilities.

(2)	For the year ended December 31, 2003, were insufficient to cover fixed charges by $14.3 million.

(3)	For the year ended December 31, 2002, earnings were insufficient to cover fixed charges by $27.0 million.

(4)	For the fiscal year ended December 31, 2001, there were no fixed charges.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $315.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses totaling $9.1 million ($363.4 million if the underwriters’ option to purchase additional Debentures is exercised in full). We estimate that our net proceeds from this offering, together with the estimated net proceeds from our concurrent offering of our common stock of $118.5 million ($136.3 million if the underwriters’ option to purchase additional shares of common stock is exercised in full), will be approximately $434.4 million ($499.7 million if the underwriters’ options to purchase additional Debentures and shares of our common stock are both exercised in full).

We expect to use the net proceeds from this offering, together with the net proceeds from our concurrent offering of our common stock, a portion of the borrowings under the New Credit Facilities and available cash on hand, to repurchase, pursuant to the tender offers or by redemptions, the Outstanding Notes issued by our subsidiaries, pay accrued and unpaid interest and related premiums thereon and pay related expenses thereto. The Outstanding Notes of our subsidiaries expected to be repurchased, with principal amounts as of September 30, 2006 reflected, consist of the following:

•	$195.8 million in principal amount of 8.50% MSW I Notes;

•	$224.1 million in principal amount of 7.375% MSW II Notes; and

•	$211.6 million in principal amount of 6.26% ARC Notes.

Subsequent to September 30, 2006, we made scheduled repayments on the ARC Notes in the amount of $19.6 million. Therefore, the principal amount of the ARC Notes we intend to repurchase is $192.0 million.

Although we have had significant negotiations with possible lenders for the New Credit Facilities, Covanta Energy has not entered into any definitive agreements as of the date hereof. Consequently, we cannot assure you that we will be able to use the net proceeds from this offering in the manner described above. In the event that we are unsuccessful in refinancing indebtedness under Covanta Energy’s existing credit facilities with the New Credit Facilities, then we would be prohibited by the terms of such credit facilities from repurchasing or redeeming any of the Outstanding Notes. In that case, the net proceeds from this offering and the concurrent common stock offering, if successful, would be used for general corporate purposes, which may include construction of new facilities, expansions of existing facilities, possible permitted investments or acquisitions, or if we receive waivers from the lenders under Covanta Energy’s existing credit facilities the repurchase or redemption of the MSW I Notes and/or MSW II Notes. Although we examine various acquisition opportunities from time to time and may submit indications of interest, we do not have a binding agreement to acquire another business at this time. We may also elect to seek waivers from the lenders under Covanta Energy’s existing credit facilities to the restriction on repurchasing, pursuant to the tender offers or by redemption, the MSW I Notes and the MSW II Notes, which have higher interest rates and earlier due dates than the ARC Notes. If we obtain waivers from the lenders under Covanta Energy’s existing credit facilities, but our concurrent offering of common stock is not consummated, we may repurchase, pursuant to a tender offer or by redemption, the MSW I Notes. We cannot assure you that in such situations the tender offers will be subscribed for in any amount or that we will be successful in obtaining waivers from the lenders under Covanta Energy’s existing credit facilities.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NYSE under the symbol “CVA.” On January 18, 2007 there were approximately 1,054 holders of record of common stock. On January 18, 2007, the closing sale price of our common stock on the NYSE was $21.66 per share.

The following table sets forth the range of high and low composite prices of our common stock for the periods indicated. These prices are as reported on the American Stock Exchange Composite Tape with respect to dates through the close of business on October 4, 2005 and these prices are as reported on the NYSE Composite Tape with respect to dates on and after October 5, 2005. Effective as of the close of trading on October 4, 2005, we voluntarily delisted our shares from the American Stock Exchange and as of October 5, 2005, our shares have been listed for trading on the NYSE.

	2007
	(to January 18, 2007)		2006		2005		2004
	High	Low	High	Low	High	Low	High	Low

First Quarter	$22.74	$21.62	$18.15	$14.61	$17.34	$7.95	$10.03	$2.87
Second Quarter			18.60	14.36	17.70	10.42	10.40	5.40
Third Quarter			21.84	16.04	13.64	11.67	7.15	5.52
Fourth Quarter			22.84	18.52	15.06	10.41	8.60	6.00

The prices above reflect the impact of a rights offering announced in December 2003 and completed on May 18, 2004, a rights offering announced in February 2005 and completed on June 24, 2005, and a rights offering announced in January 2006 and completed on February 24, 2006.

DIVIDEND POLICY

We have never declared cash dividends on our common stock and have no present intention of declaring cash dividends in the foreseeable future. Instead, we intend to retain any earnings to finance the growth and development of our business. Our current financing arrangements impose, and the New Credit Facilities that Covanta Energy expects to enter into after the consummation of this offering will impose, restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances that would likely limit the future payment of dividends on our common stock. Any of our future financing arrangements may contain similar restrictions on the payment of dividends. In addition, any future determination to pay dividends would be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors our board of directors deems relevant. See “Risk Factors — Risks Relating to this Offering — We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on our indebtedness, including the Debentures” and “Description of Proposed New Credit Facilities” for descriptions of restrictions imposed by our current financing arrangements and expected to be imposed by the New Credit Facilities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2006:

•	on an actual basis;

•	on a pro forma basis, with adjustments assuming and giving effect to:

•	our issuance of $325.0 million in aggregate principal amount of the Debentures in this offering, after deducting underwriting discounts and commissions and estimated offering expenses of $9.1 million;

•	our concurrent issuance of shares of common stock offered by us pursuant to a separate prospectus supplement assuming net proceeds of approximately $118.5 million based on an assumed public offering price of $21.66 per share (the last reported sale price of our common stock on the NYSE on January 18, 2007), after deducting underwriting discounts and commissions and estimated offering expenses of $6.5 million; and

•	on a pro forma as adjusted basis, with adjustments assuming and giving effect to:

•	the funding of the New Credit Facilities; and

•	the use of the borrowings under the New Credit Facilities, together with the use of estimated net proceeds from this offering, the concurrent offering of our common stock and available cash on hand, to repay $629 million of outstanding indebtedness under Covanta Energy’s existing credit facilities (and an additional $5.2 million in call premiums) and to repurchase, pursuant to the tender offers, the outstanding ARC Notes, to pay related tender premiums thereon of approximately $32 million, and to pay other related expenses.

The table excludes (as of September 30, 2006) 1,029,664 shares of common stock issuable upon the exercise of outstanding stock options.

This table should be read in conjunction with the information set forth under the “Use of Proceeds” section and our consolidated financial statements and the notes thereto contained in the documents incorporated by reference in this prospectus supplement.

	As of September 30,
	2006
	Actual	Pro Forma	Pro Forma As Adjusted
	(In thousands)

Cash and Cash Equivalents and Restricted Funds held in trust:
Cash and Cash Equivalents	$227,562	$661,937	$79,468
Restricted Funds held in trust	464,782	464,782	444,782

Total Cash and Cash Equivalents and Restricted Funds held in trust	$692,344	$1,126,719	$524,250

Debt:
Project debt (non-recourse)	1,451,363	1,451,363	1,451,363
Other long-term debt (non-recourse)	135	135	135
8.50% MSW I Notes due 2010(1)	195,785	195,785	—
7.375% MSW II Notes due 2010(1)	224,100	224,100	—
6.26% ARC Notes due 2015(1)	211,600	211,600	—
Unamortized premium on project debt	49,915	49,915	49,915
Unamortized premium on Outstanding Notes	21,311	21,311	—
Covanta Energy’s existing senior secured credit facilities
First lien term loan facility	369,312	369,312	—
Second lien term loan facility	260,000	260,000	—
Covanta Energy’s new senior secured credit facilities(2)
First lien term loan facility	—	—	680,000
Debentures	—	325,000	325,000

Total debt	$2,783,521	$3,108,521	$2,506,413

Stockholders’ equity:
Preferred stock ($0.10 par value; authorized 10,000 shares; none issued on an actual, pro forma or pro forma as adjusted basis)	$—	$—	$—
Common stock ($0.10 par value; authorized 250,000 shares; issued 147,657 shares and outstanding 147,500 shares on an actual basis; issued 153,428 shares and outstanding 153,271 shares on a pro forma and pro forma as adjusted basis)	14,766	15,343	15,343
Additional paid-in capital	615,422	733,345	733,345
Accumulated other compensation income	991	991	(1,131)
Accumulated earnings	88,833	88,833	66,542
Treasury stock, at par	(16)	(16)	(16)

Total stockholders’ equity	$719,966	$838,496	$814,083

Total capitalization	$3,503,517	$3,947,017	$3,320,496

(1)	We have assumed that all of the Outstanding Notes are validly tendered prior to the consent deadline and accepted for payment by us in the tender offers.

(2)	The New Credit Facilities provide $620 million of availability, of which $321 million would be issued in the form of letters of credit in connection with the recapitalization described above.

DESCRIPTION OF PROPOSED NEW CREDIT FACILITIES

Concurrently with this offering, Covanta Energy is negotiating the terms of the New Credit Facilities with a syndicate of lenders led by JPMorgan Chase Bank, N.A. and certain other financial institutions, which is expected to be entered into after the closing of this offering. Assuming Covanta Energy successfully completes negotiations for the New Credit Facilities, the proceeds of the New Credit Facilities will be used to refinance Covanta Energy’s existing credit facilities and will be available for the working capital and general corporate needs of Covanta Energy and its subsidiaries, including the repurchase of the Outstanding Notes of our indirect subsidiaries. Although many of the material terms have been negotiated with the lead arrangers, we cannot assure you that Covanta Energy will enter into the New Credit Facilities upon substantially the terms described below or at all. In addition, Covanta Energy’s ability to enter into the New Credit Facilities is conditioned upon our raising in this offering and the concurrent offering of our common stock a minimum amount to be agreed with the lenders, which amount will be at least $400 million but no more than $450 million. The following is a description of the general terms of the New Credit Facilities.

Overview.  Under the proposed New Credit Facilities, the lenders will agree to provide credit extensions in the amount of up to $1,300 million, consisting of the following:

•	a secured term loan facility in the amount of $680 million that matures in 2014;

•	a secured revolving credit facility in the amount of $300 million that terminates in 2013; and

•	a secured funded letter of credit facility in the amount of $320 million that terminates in 2014.

Upon the request of Covanta Energy, and subject to the satisfaction of certain conditions set forth in the New Credit Facilities, up to $400 million in additional term loan facilities and/or revolving credit facility may become available to Covanta Energy, and Covanta Energy may obtain incremental funded letter of credit facilities in order that the aggregate amount of all funded letter of credit facility commitments in effect at any time is $400 million.

Term loan principal payments.  The term loan facility has a mandatory amortization, paid in quarterly installments, equal to 1% per annum for the first 27 quarters and on the maturity date the balance thereof.

Interest.  For purposes of calculating interest, loans under the New Credit Facilities are designated, at Covanta Energy’s election, as eurodollar rate loans or base rate loans (except for certain swing line loans under the revolving credit facility, which may only be base rate loans). Eurodollar loans bear interest at a reserve adjusted British Bankers Association Interest Settlement Rate, commonly referred to as “LIBOR,” for deposits in dollars plus a borrowing margin which is still under negotiation. Base rate loans bear interest at a rate per annum equal to the greater of the “prime rate” designated in the New Credit Facilities or the federal funds rate plus 0.50%, in each case plus a borrowing margin as described below. Unreimbursed draws on letters of credit issued under the revolving credit facility will accrue interest at the then-effective rates applicable to base rate loans made under the revolving credit facility, plus 2.0%. Unreimbursed draws on letters of credit issued under the funded letter of credit facility will accrue interest at the then-effective rates applicable to base rate loans made under the term loan facility.

Fees.  In addition to the interest described above, Covanta Energy will agree to pay the following fees:

•	a commitment fee equal to 0.50% per annum (with a possible stepdown based on leverage to be determined), multiplied by the average unused portion of the revolving credit facility;

•	a letter of credit fee equal to the borrowing margin per annum for revolving eurodollar loans, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit portion of the revolving credit facility;

•	a funded letter of credit fee equal to (i) the sum of (x) the borrowing margin per annum for funded letters of credit plus (y) an additional per annum percentage to be agreed of at least 0.10%, multiplied by the average daily amount of the funded letter of credit facility;

•	a fronting fee equal to 0.125% per annum, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the revolving credit facility; and

•	a fronting fee equal to 0.125% per annum, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the funded letter of credit facility.

Guarantee.  We and certain of Covanta Energy’s domestic subsidiaries will guarantee the obligations of Covanta Energy under the New Credit Facilities. Our guarantee of the obligations under the New Credit Facilities will be secured by a first priority lien on all of the capital stock of Covanta Energy owned by us.

Security.  Covanta Energy’s obligations under the New Credit Facilities will be secured by a first priority lien on substantially all of the assets of Covanta Energy and certain of its subsidiaries, subject to certain exclusions. Assets securing Covanta Energy’s obligations include all of the capital stock of certain of our material domestic subsidiaries, 65% of the capital stock of certain of our foreign subsidiaries and a pledge of Covanta Energy’s stock held by us.

Covenants.  The New Credit Facilities contain customary affirmative and negative covenants and financial covenants. During the term of the New Credit Facilities, we expect that the negative covenants will restrict the ability of Covanta Energy and its restricted subsidiaries to take specified actions, subject to specified exceptions. Subject to limitations and conditions, Covanta Energy may designate certain of its subsidiaries as unrestricted subsidiaries which shall not be subject to such restrictions and not included in any calculations for purposes of the financial covenants.

In particular, one of these covenants will restrict the ability of Covanta Energy and its restricted subsidiaries to declare or pay dividends to, make distributions to, or make redemptions or repurchases from, us or other equity holders (subject to certain exceptions including to make regularly scheduled payments of interest on the Debentures and other exceptions that may be utilized, subject to satisfaction of certain conditions, to satisfy conversion obligations in respect of, or repurchase for cash when required, the Debentures).

These covenants also include, but are not limited to:

•	incurring additional indebtedness, including guarantees of indebtedness;

•	creating, incurring, assuming or permitting to exist liens on property and assets;

•	making loans and investments and entering into certain types of mergers, consolidations and acquisitions;

•	engaging in sales, transfers and other dispositions of their property or assets;

•	paying, redeeming or repurchasing debt, or amending or modifying the terms of certain material debt or certain other agreements (including, with respect to us, certain amendments to the terms of the Debentures);

•	changing the lines of business in which we and Covanta Energy engage;

•	repaying the MSW I Notes, MSW II Notes and ARC Notes by a date certain;

•	entering into certain affiliate transactions; and

•	entering into agreements that would restrict the ability of Covanta Energy’s subsidiaries to pay dividends and make distributions.

Financial covenants under the New Credit Facilities include the following:

•	maximum leverage ratio, which measures the consolidated adjusted debt (net of certain limited restricted cash) of Covanta Energy, as defined in the New Credit Facilities, and certain of its subsidiaries to the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries;

•	maximum capital expenditures of Covanta Energy and its subsidiaries; and

•	minimum interest coverage ratio, which measures the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries to their total interest expense (including the amounts of payments by Covanta Energy to us applied to interest payable by us under the Debentures).

Mandatory Prepayments.  Covanta Energy will be required to make mandatory prepayments of its obligations under the term loan facility, in the amounts set forth in the New Credit Facilities, in the event it receive proceeds from the following specified sources:

•	50%, 25% or 0% of excess cash flow (as defined in the loan documentation) depending on the leverage ratio level during the applicable period;

•	net cash proceeds of any property or asset sale, subject to certain exceptions and reinvestment requirements;

•	net insurance and condemnation proceeds, subject to certain exceptions and reinvestment provisions; and

•	net cash proceeds of certain debt issuances, subject to certain exceptions.

Events of Default.  The New Credit Facilities will contain customary events of default for a senior bank financing, including, but not limited to, failure to make payments when due, cross defaults to certain other debt of Covanta Energy and its subsidiaries, and certain change of control events, including fundamental changes under the indenture governing the Debentures. Upon the occurrence and during the continuance of events of default under the New Credit Facilities, the administrative agents and/or the lenders under the New Credit Facilities may accelerate Covanta Energy’s payment obligations thereunder and the collateral agents may foreclose upon, and exercise other rights with respect to, assets in which security interests have been granted.

DESCRIPTION OF THE DEBENTURES

The Debentures will be issued under an indenture to be dated as of January 18, 2007, as amended by the first supplemental indenture to be dated as of January   , 2007 (as so amended, the “indenture”), between Covanta Holding Corporation, as issuer and Wells Fargo Bank, National Association, as trustee. The terms of the Debentures include those provided in the indenture.

The following description is only a summary of the material provisions of the Debentures and the indenture. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the Debentures. You may request copies of the indenture as set forth under the section of the accompanying prospectus entitled “Incorporation By Reference.”

When we refer to “Covanta,” “we,” “our” or “us” in this section, we refer only to Covanta and not its subsidiaries.

Brief Description of the Debentures

The Debentures will:

•	be limited to $325.0 million aggregate principal amount ($373.75 million aggregate principal amount if the underwriters exercise in full their option to purchase additional Debentures);

•	bear interest at a rate of % per year, payable semi-annually in arrears, on February 1 and August 1 of each year, commencing on August 1, 2007;

•	beginning with the six-month interest period commencing February 1, 2012, bear contingent interest in the circumstances described under “— Contingent Interest”;

•	be our general unsecured senior obligations, ranking equally in right of payment with all of our existing and future unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness;

•	be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under “— Conversion Rights,” into cash and shares of our common stock, if any, initially based on a conversion rate of shares of our common stock per $1,000 principal amount of Debentures, which represents an initial conversion price of approximately $ per share. Upon conversion, we will deliver cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each day of the 20 settlement period trading days during the applicable conversion period. See “— Conversion Procedures — Settlement Upon Conversion”;

•	In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares or, in lieu thereof, the public acquirer may elect to adjust the conversion obligation and conversion rate so that the Debentures are convertible based on the shares of the acquiring or surviving company, in each case as described herein;

•	be subject to redemption by us, at our option, at any time on or after February 1, 2012, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including contingent interest, if any) to, but not including, the redemption date, as set forth under “— Optional Redemption”;

•	be subject to repurchase by us, at your option, on February 1, 2012, February 1, 2017 and February 1, 2022, in whole or in part, for cash at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but not including, the repurchase date, as set forth under “— Repurchase at the Option of the Holder — Optional Put”;

•	be subject to repurchase by us, at your option, if a fundamental change occurs, for cash at a repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest

(including contingent interest, if any) to, but not including, the repurchase date, as set forth under “— Repurchase at the Option of the Holder — Fundamental Change Put”; and

•	be due on February 1, 2027, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “— Conversion Rights” and “— Repurchase at the Option of the Holder — Fundamental Change Put.”

The Debentures will not be guaranteed by any of our subsidiaries.

No sinking fund is provided for the Debentures and the Debentures will not be subject to defeasance.

The Debentures initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the Debentures will be shown on, and transfers of beneficial interests in the Debentures will be effected only through, records maintained by The Depository Trust Company, or “DTC,” or its nominee, and any such interests may not be exchanged for certificated Debentures except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global Debentures held in DTC, see “— Form, Denomination and Registration — Global Debentures, Book-Entry Form.”

If certificated Debentures are issued, you may present them for conversion into cash and our common stock, if any, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee.

We may from time to time repurchase Debentures in open market purchases or negotiated transactions without prior notice to holders.

Ranking

The Debentures will be our direct and senior unsecured obligations. The Debentures will rank equally in right of payment with all of our existing and future senior unsecured indebtedness, including our guarantee of indebtedness under Covanta Energy’s existing credit facilities, and, if closed, Covanta Energy’s New Credit Facilities, and senior in right of payment to all of our future subordinated indebtedness. The Debentures will be effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries, including indebtedness under Covanta Energy’s existing credit facilities and, if closed, Covanta Energy’s New Credit Facilities.

The Debentures will be effectively junior to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. We have guaranteed, jointly and severally with several subsidiaries of Covanta Energy, the existing indebtedness of our subsidiary Covanta Energy and we expect to guarantee its obligations under the New Credit Facilities.

As of September 30, 2006, on a pro forma as adjusted basis, after giving effect to the transactions described under “Capitalization,” we would have had no indebtedness outstanding other than the Debentures and our guarantee of indebtedness under the New Credit Facilities, and our subsidiaries would have had $3,307 million of indebtedness and other liabilities, consisting of $680 million under the first lien term loan facility of the New Credit Facilities for which we would be a guarantor and $2,627 million of non-recourse project level indebtedness and other liabilities. Covanta Energy also would have $620 million of additional availability under the New Credit Facilities, of which it will have used $321 million in the form of issued letters of credit.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Debentures, together with accrued and unpaid interest (including contingent interest, if any) to, but not including, the maturity date. With respect to global Debentures, principal and interest (including contingent interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated Debentures, principal and interest (including contingent interest, if any) will be payable at our office or agency, which initially will be the office or agency of the trustee.

Interest

The Debentures will bear interest at a rate of     % per year. Interest will accrue from          , 2007, which is the date of issuance, or from the most recent date to which interest has been paid or duly provided for. Beginning with the six-month interest period commencing February 1, 2012, we will pay contingent interest under certain circumstances as described under “— Contingent Interest.” We will pay interest (including contingent interest, if any) semi-annually, in arrears on February 1 and August 1 of each year, commencing on August 1, 2007, to holders of record at 5:00 p.m., New York City time, on the preceding January 15 and July 15, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest (including contingent interest, if any) on any Debentures when they are converted, except as described under “— Conversion Rights”; and

•	we will pay accrued and unpaid interest (including contingent interest, if any) to a person other than the holder of record on the record date on the maturity date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

We will pay interest on:

•	global Debentures to DTC in immediately available funds;

•	any certificated Debentures having a principal amount of less than $5,000,000, by check mailed to the holders of those Debentures; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity”; and

•	any certificated Debentures having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these Debentures duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity.”

Interest on the Debentures for a full interest period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Debentures for any period other than a full interest period will be calculated on the basis of the actual number of days elapsed during the period and a 365-day year. If an interest payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

To the extent lawful, payments of principal or interest (including contingent interest, if any) on the Debentures that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

All references to “interest” in this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture, if applicable, as described under “— Events of Default; Notice and Waiver.”

Contingent Interest

Beginning with the six-month interest period commencing February 1, 2012, we will pay contingent interest during any six-month interest period to the holders of the Debentures if the trading price of the Debentures for each of the five trading days ending on the second trading day (as defined under “— Conversion Rights”) immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures.

During any six-month period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of Debentures will equal 0.25% of the average trading price of $1,000 principal amount of Debentures during the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

“Trading price” for purposes of determining contingent interest shall have the meaning set forth under “— Conversion Rights — Conversion Upon Satisfaction of Trading Price Condition,” except that, for purposes of determining the trading price for the contingent interest provisions only, if the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Debentures will be deemed to equal the product of:

•	the conversion rate then in effect; and

•	the average closing sale price of our common stock over the five trading-day period ending on such determination date.

We will notify holders by disseminating a press release prior to the first business day of any six-month interest period that they will be entitled to receive contingent interest during such six-month interest period.

Conversion Rights

Holders may convert their Debentures on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date based on an initial conversion rate of           shares of our common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $      per share), only if the conditions for conversion described below are satisfied. The conversion rate will be subject to adjustment as described below. The “conversion price” on any day will equal $1,000 divided by the conversion rate in effect on that day. As described under “— Conversion Procedures — Settlement Upon Conversion,” upon conversion of Debentures, we will satisfy our conversion obligation with respect to the principal amount of the Debentures to be converted in cash and shares of our common stock, if any. Unless we have previously redeemed or repurchased the Debentures, you will have the right to convert any portion of the principal amount of any Debentures that is an integral multiple of $1,000 on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date only under the following circumstances:

(1) prior to February 1, 2025, on any date during any fiscal quarter beginning after March 31, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 130% of the then effective conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

(2) at any time on or after February 1, 2025;

(3) with respect to any Debentures called for redemption, until 5:00 p.m., New York City time, on the business day prior to the redemption date;

(4) during a specified period if a specified corporate transaction occurs, as described in more detail below under “— Conversion Upon Specified Corporate Transactions”;

(5) during a specified period if a fundamental change occurs, as described in more detail below under “— Conversion Upon a Fundamental Change”; or

(6) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the Debentures for each day during such five trading-day period was less than 95% of the product of the closing sale price of our common stock on such day multiplied by the then effective conversion rate, as described in more detail below under “— Conversion Upon Satisfaction of Trading Price Condition”; we refer to this condition as the “trading price condition.”

The “closing sale price” of any share of our common stock on any date means:

•	the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded; or

•	if our common stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for our common stock on that date in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or

•	if our common stock is not so quoted by Pink Sheets LLC or similar organization, as determined by a nationally recognized securities dealer retained by us for that purpose.

The closing sale price will be determined without reference to extended or after hours trading. If during a period applicable for calculating the closing sale price of our common stock, an event occurs that requires an adjustment to the conversion rate, the closing sale price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest (including contingent interest, if any) on the Debentures. Upon conversion, accrued and unpaid interest (including contingent interest, if any) to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If you convert your Debentures after 5:00 p.m., New York City time, on a regular record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including contingent interest, if any) accrued and unpaid on your Debentures, notwithstanding your conversion of those Debentures prior to the interest payment date, assuming you were the holder of record on the corresponding record date. At the time you surrender your Debentures for conversion, you must pay us an amount equal to the interest (including contingent interest, if any) that has accrued and will be paid on the Debentures being converted on the corresponding interest payment date. The foregoing sentence shall not apply to Debentures converted after we have given notice of a redemption of such Debentures, as described under “— Optional Redemption,” if we have given notice of a fundamental change, as described under “— Repurchase at the Option of the Holder — Fundamental Change Put,” or with respect to any overdue interest (including overdue contingent interest, if any), if overdue interest (including overdue contingent interest, if any) exists at the time of conversion.

Except as described under ‘‘— Conversion Procedures— Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Debentures.

If you have submitted any or all of your Debentures for repurchase, unless you have withdrawn such Debentures in a timely fashion, your conversion rights on the Debentures so subject to repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the repurchase date, unless we default in the payment of the repurchase price. If you have submitted any Debentures for repurchase, such Debentures may be converted only if you submit a withdrawal notice, and, if the Debentures are evidenced by a global Debenture, you comply with appropriate DTC procedures.

Conversion Upon Specified Corporate Transactions

You will have the right to convert your Debentures if we:

•	distribute to all or substantially all holders of our common stock, rights, options or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten consecutive trading days immediately preceding the declaration date for such distribution; or

•	distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase its securities (other than pursuant to a rights plan or a dividend or distribution on our common stock in shares of our common stock), which distribution has a per share value, as determined by the board of directors, exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution.

We will notify you at least 20 calendar days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your Debentures for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-dividend date or any announcement by us that such distribution will not take place. The “ex-dividend date” is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of our common stock to its buyer. You may not convert any of your Debentures based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the Debentures.

You will also have the right to convert your Debentures if we are a party to a consolidation, merger or sale, lease, transfer, conveyance or other disposition of all or substantially all of our assets and those of our subsidiaries taken as a whole that does not constitute a fundamental change, in each case pursuant to which our common stock would be converted into cash, securities and/or other property. In such event, you will have the right to convert your Debentures at any time beginning 15 calendar days prior to the date announced by us as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction. We will notify you at least 20 calendar days prior to the anticipated effective date of the transaction. If you do not convert your Debentures during this period, your Debentures will generally become convertible based on the kind and amount of cash, securities and other property the holders of our common stock received in such transaction.

Conversion Upon a Fundamental Change

If a fundamental change (as defined under “— Repurchase at the Option of the Holder — Fundamental Change Put”) occurs, you will have the right to convert your Debentures at any time beginning on the business day following the effective date of the fundamental change until 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date relating to such fundamental change. We will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date. If you convert your Debentures in connection with a fundamental change, you will receive:

•	cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each day of the 20 settlement period trading days during the applicable conversion period; and

•	under certain circumstances, the conversion rate will be increased by a number of additional shares of common stock, which will be determined as set forth under “ — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”

Conversion Upon Satisfaction of Trading Price Condition

You may surrender your Debentures for conversion during the five consecutive business-day period following any five consecutive trading-day period in which the “trading price” per $1,000 principal amount of Debentures, as determined following a request by a holder of Debentures in accordance with the procedures described below, for each day of such five trading-day period was less than 95% of the product of the closing sale price of our common stock on such day multiplied by the then effective conversion rate.

The “trading price” of the Debentures on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that if only one such bid can reasonably be obtained by the trustee, that one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from an independent nationally recognized securities dealer, then, for purposes of the trading price condition only, the trading price of the Debentures will be deemed to be less than 95% of the product of the closing sale price of our common stock for such day and the then effective conversion rate.

In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the Debentures unless we have requested such determination, and we shall have no obligation to make such request unless a holder of Debentures makes a request for a determination and provides us with reasonable evidence that the trading price per $1,000 principal amount of Debentures would be less than 95% of the product of the closing sale price of our common stock and the then effective conversion rate. At such time, we shall instruct the trustee to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Debentures for any trading day is greater than or equal to 95% of the product of the closing sale price of our common stock and the then effective conversion rate.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global Debenture, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to interest (including contingent interest, if any) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated Debenture, to convert you must:

•	complete and manually sign the conversion notice on the back of the Debenture or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the Debenture to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (including contingent interest, if any) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than your own. Certificates representing our common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

Settlement Upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of Debentures being converted a “conversion settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the 20 settlement period trading days during the applicable conversion period.

The “conversion period” means the period of 20 consecutive settlement period trading days:

•	if we have called the Debentures delivered for conversion for redemption, beginning on and including the 23rd scheduled trading day immediately preceding the redemption date;

•	with respect to conversion notices received during the period beginning 25 trading days preceding the maturity date, beginning on and including the 23rd scheduled trading day immediately preceding the maturity date;

•	with respect to conversions in connection with a fundamental change, beginning on and including the 23rd scheduled trading day immediately preceding the repurchase date relating to such fundamental change; and

•	in all other cases, beginning on and including the third settlement period trading day following our receipt of your conversion notice.

The “daily settlement amount,” for each $1,000 principal amount of Debentures, for each of the twenty settlement period trading days during the applicable conversion period, shall consist of:

•	cash equal to the lesser of $50 and the daily conversion value; and

•	to the extent the daily conversion value exceed $50, a number of shares of our common stock equal to (1) the difference between the daily conversion value and $50, divided by (2) the closing sale price of our common stock for such day.

The “daily conversion value” for any settlement period trading day equals 1/20th of the product of:

•	the conversion rate in effect on that day, multiplied by

•	the closing sale price of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on that day.

“Settlement period trading day” means a day during which:

•	trading in our common stock generally occurs;

•	there is no market disruption event (as defined below); and

•	a closing sale price for our common stock is provided on the NYSE or, if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded;

provided, however, that if our common stock is not traded on any market, then “settlement period trading day” shall mean a day that the closing sale price can be obtained.

“Market disruption event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any settlement period trading day for our common stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Settlement in cash and shares of our common stock, if any, will occur on the third business day immediately following the final settlement period trading day of the applicable conversion period.

We will not issue fractional shares of our common stock upon conversion of the Debentures. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the final settlement period trading day of the conversion period.

We may be unable to settle pay a conversion settlement amount in cash upon your exercise of your conversion right. Our ability to pay such cash amount in the future is limited by the terms of Covanta Energy’s existing credit facilities until such time as Covanta Energy is successful in refinancing its existing credit facilities or until it receives appropriate consents from the lenders thereunder. If we enter into the New Credit Facilities, we may be subject to a similar restriction. Accordingly, we cannot assure you that we would be able to obtain the appropriate consents or have the financial resources, or would be able to arrange financing, to pay the conversion settlement amount in cash. If we fail to pay the conversion settlement amount when required, we will be in default under the indenture. See “Risk Factors — Risks Relating to the Offering — We may not have sufficient funds necessary to settle conversion of the Debentures or to repurchase the Debentures for cash when required by the holders, including following a fundamental change.”

Exchange in lieu of Conversion

When a holder surrenders Debentures for conversion, we may direct the conversion agent to surrender such Debentures to a financial institution designated by us for exchange in lieu of conversion. In order to accept any Debentures surrendered for conversion, the designated financial institution must agree to deliver, in exchange for such Debentures, the consideration due upon conversion, as determined above under “— Settlement Upon Conversion.” By 5:00 p.m., New York City time, on the scheduled trading day immediately preceding the first settlement period trading day of the applicable conversion period, we will notify the holder surrendering Debentures for conversion that we have directed the conversion agent to surrender such Debentures to the designated financial institution to make an exchange in lieu of conversion. If the designated financial institution accepts any such Debentures, it will deliver the cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts, to the conversion agent and the conversion agent will deliver such cash and shares of our common stock, if any, to you. Any Debentures exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Debentures for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the Debentures for exchange, we will, as promptly as practical thereafter convert the Debentures into the cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts. Our designation of a financial institution to which the Debentures may be submitted for exchange does not require the financial institution to accept any Debentures. We will not pay any consideration to, or otherwise enter into any agreement with, the designated financial institution for or with respect to such designation.

Conversion Rate Adjustments

We will adjust the conversion rate for the following events:

(1) issuances to all or substantially all holders of our common stock as a dividend or distribution on our common stock, or if we effect subdivisions or combinations of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1

OS0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such subdivision or combination
CR1	=	the conversion rate in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision or combination
OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such subdivision or combination
OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event;

Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the record date for such dividend or distribution or (y) the effective date of such subdivision or combination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) issuances to all or substantially all holders of our common stock of certain rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the current market price (as defined below) of our common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS0 + X

OS0 + Y

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date

X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants
Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price

Any adjustment made pursuant to this clause (2) shall become effective immediately after the record date for such distribution. In the event that such rights or warrants described in this clause (2) are not so distributed, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the board of directors.

(3) distributions to all or substantially all holders of our common stock, shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:

•	any dividends or distributions referred to in the clause (1) above;

•	the rights and warrants referred to in clause (2) above;

•	any dividends or distributions paid referred to in clause (4) below;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration pursuant to the sixth succeeding paragraph below; or

•	any spin-off to which the provisions set forth below in this clause (3) shall apply, in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0

SP0 − FMV

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price
FMV	=	the fair market value (as determined by our board of directors), on the record date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

If the transaction that gives rise to an adjustment pursuant to this clause (3) is, however, one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spinoff) that are, or, when issued, will be, traded or quoted on the NYSE or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0	×	FMV0 + MP0

MP0

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the record date
CR1	=	the conversion rate in effect immediately after the record date

FMV0	=	the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on and including the effective date of the spin off

MP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on and including the effective date of the spin-off.

Any adjustment made pursuant to this clause (3) shall become effective immediately after the record date for such dividend or distribution. In the event that such dividend or distribution described in this clause (3) is not so made, the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

(4) dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a consolidation or merger, sale, lease, transfer, conveyance or other disposition), in which event the conversion rate will be adjusted based on the following formula:

CR1 =	CR0	×	SP0

SP0 − C

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price

C	=	the amount in cash per share we distribute to holders of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after the record date for such dividend or distribution. In the event that any distribution described in this clause (4) is not so made, the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

(5) purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day preceding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer; in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	FMV + (SP1 × OS1)

OS0 × SP1

where,

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the expiration date
CR1	=	the conversion rate in effect immediately after the expiration date
FMV	=	the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date
OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”)
OS0	=	the number of shares of our common stock outstanding immediately after the expiration time
SP1	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day immediately succeeding the expiration date.

Any adjustment made pursuant to this clause (5) shall become effective immediately prior to the opening of business on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be adjusted to be the conversion rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (5) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (5).

For purposes of clause (2) and (4) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading days immediately preceding the record date for the distribution requiring such computation.

To the extent that any future rights plan adopted by us is in effect upon conversion of the Debentures, you will receive, in addition to our common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the Debentures, in which case, the conversion rate will be adjusted as if we distributed to all or substantially all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction or in certain other cases.

In cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of our common stock, distributed to stockholders:

•	equals or exceeds the average closing sale price of our common stock over the ten consecutive trading day period ending on the record date for such distribution, or

•	such average closing sale price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of a Debenture will be entitled to receive upon conversion, in addition to the cash and shares of our common stock, if any, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such holder would have received if such holder had converted such Debentures immediately prior to the record date for determining the stockholders entitled to receive the distribution.

If we:

•	reclassify or change our common stock (other than a change in par value or changes resulting from a subdivision or combination), or

•	consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and in either case the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding Debenture will, without the consent of any holders of the Debentures, become convertible based on the cash, securities or other property consideration the holders of our common stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (the “reference property”), except in the limited case of a public acquirer change of control where the public acquirer elects to have the Debentures convertible based on a conversion rate of a number of shares of public acquirer common stock as described below under “— Conversion After a Public Acquirer Change of Control.” If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Debentures will become convertible will be deemed to be the weighted average of the kind and amount of consideration received by the holders of our common stock that affirmatively make such an election. In all cases, the provisions above under “— Settlement Upon Conversion” relating to the satisfaction of the conversion obligation shall continue to apply with respect to the calculation of the conversion settlement amount. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Federal Income Tax Considerations.”

We may from time to time, to the extent permitted by law, increase the conversion rate of the Debentures by any amount for any period of at least 20 business days. In that case, we will give at least 15 calendar days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the original issuance date of the Debentures and otherwise (b) (1) five business days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to a redemption date or repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will disseminate a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or convertible for our common stock or carrying the right to purchase any of the foregoing.

Without limiting the foregoing, the applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by us or any of our subsidiaries; and

•	for a change in the par value of our common stock.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

Prior to February 1, 2012, if and only to the extent you elect to convert your Debentures in connection with a transaction described under clause (1) or clause (4) of the definition of a fundamental change described below under “— Repurchase at the Option of the Holder — Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate as described below.

The number of additional shares by which the conversion rate is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the stock price paid per share will be the cash amount paid per share. Otherwise, the stock price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to, but not including, the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date.

A conversion of the Debentures by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent during the period from the business day following the effective date of the non-stock change of control to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date relating to such non-stock change of control (as specified in the repurchase notice described under “— Repurchase at the Option of the Holder — Fundamental Change Put”) and notwithstanding the fact that a Debenture may then be convertible because another condition to conversion has been satisfied.

The number of additional shares will be adjusted in the same manner as and as of any date on which the conversion rate of the Debentures is adjusted as described above under “— Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the stock price and the number of additional shares by which the conversion rate shall be increased:

Stock Price

Effective Date	$	$	$	$	$	$	$	$	$	$	$
January , 2007
February 1 , 2008
February 1 , 2009
February 1 , 2010
February 1 , 2011
February 1 , 2012

The exact stock price and effective date may not be set forth on the table, in which case, if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year. If the stock price is:

•	in excess of $ per share (subject to adjustment), the conversion rate will not be increased; or

•	less than $ per share (subject to adjustment), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed           per $1,000 principal amount of Debentures (which number shall equal the quotient obtained by dividing the principal amount per Debenture by the closing sale price of our common stock on the date of this prospectus supplement), subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Any conversion that entitles the converting holder to an increase in the conversion rate as described in this section shall be settled as described under “— Settlement Upon Conversion” above.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

An increase in the conversion rate upon a fundamental change may be treated as a deemed distribution to holders of the Debentures, possibly subject to U.S. federal withholding tax. See “Certain United States Federal Income Tax Considerations.”

Conversion After a Public Acquirer Change of Control

Notwithstanding the foregoing, in the case of a non-stock change of control constituting a public acquirer change of control (as defined below), the public acquirer may, in lieu of increasing the conversion rate by the number of additional shares upon conversion as described in “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above, elect to adjust our conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) based on a number of shares of public acquirer common stock (as defined below) by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction:

•	the numerator of which will be (i) in the case of a public acquirer change of control pursuant to which our common stock is converted solely into cash, the value of such cash paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to, but excluding, the effective date of such public acquirer change of control; and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

A “public acquirer change of control” means a non-stock change of control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or that will be so traded or quoted when issued or converted in connection with such non-stock change of control (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement; provided that such corporation fully and unconditionally guarantees the Debentures, in which case all references to public acquirer common stock will refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change of control, if the public acquirer so elects, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under “— Conversion Procedures — Procedures to be Followed by a Holder” above) for cash and public acquirer common stock at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive additional shares upon conversion as described under “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” We are required to notify holders of the public acquirer’s irrevocable election in our notice to holders of such transaction. Following any such election, the provisions set forth herein, including those set forth under “— Settlement Upon Conversion” shall continue to apply except that reference to our common stock shall be deemed to refer to the public acquirer common stock. In addition, upon a public acquirer change of control, in lieu of converting the Debentures, the holder can, subject to certain conditions, require us to repurchase all or a portion of the Debentures owned by the holder as described below under “— Repurchase at the Option of the Holders — Fundamental Change Put.”

Adjustments of Average Prices

Whenever any provision of the indenture requires us to calculate an average of closing sale price over multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period from which the average is to be calculated.

Optional Redemption

Prior to February 1, 2012, we may not redeem the Debentures. At any time on or after February 1, 2012, we may redeem all or a part of the Debentures at a cash redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding, the redemption date. However, if the redemption date is after a record date and on or prior to the corresponding interest payment date, the interest (including contingent interest, if any) will be paid on the redemption date to the holder of record on the record date.

We will give notice of redemption not less than 30 nor more than 60 calendar days prior to the redemption date to all record holders of Debentures at their addresses set forth in the register of the registrar. This notice will state, among other things:

•	that you have a right to convert the Debentures called for redemption, and the conversion rate then in effect;

•	the date on which your right to convert the Debentures called for redemption will expire; and

•	the date on which the conversion period will begin.

If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata to the extent practicable, or by another method the trustee considers fair and appropriate. If any Debentures are to be redeemed in part only, we will issue new Debentures in principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Additionally, we will not be required to:

•	issue, register the transfer of, or exchange any Debentures during the period of 15 calendar days before the mailing of the notice of redemption, or

•	register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.

We may not redeem the Debentures if we have failed to pay interest (including contingent interest, if any) on the Debentures and such failure to pay is continuing.

Repurchase at the Option of the Holder

Optional Put

On February 1, 2012, February 1, 2017 and February 1, 2022, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding, the repurchase date. The accrued and unpaid interest (including contingent interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your Debentures upon your exercise of your repurchase right. Our ability to repurchase Debentures in cash in the future is limited by the terms of Covanta Energy’s existing credit facilities until such time as Covanta Energy is successful in refinancing its existing credit facilities or until it receives appropriate consents from the lenders thereunder. If we enter into the New Credit Facilities and we do not meet the specified leverage ratio test under the New Credit Facilites, we may be subject to a similar restriction under the New Credit Facilities. Accordingly, we cannot assure you that we would be able to obtain the appropriate consents or have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash. If we fail to repurchase the Debentures when required, we will be in default under the indenture. See “Risk Factors — Risks Relating to this Offering — We may not have sufficient funds necessary to settle conversion of the Debentures or to repurchase the Debentures for cash when required by the holders, including following a fundamental change.”

We will give notice at least 20 business days prior to each repurchase date to the trustee, the paying agent and all record holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that you must follow to require us to repurchase your Debentures. Simultaneously with providing such notice, we will disseminate a press release containing the relevant information and make this information available on our website or through another public medium as we may use at this time.

To exercise your repurchase right, you must deliver at any time from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). The repurchase notice must state:

•	if you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated Debentures, the certificate numbers of the Debentures to be delivered for repurchase;

•	the portion of the principal amount of your Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

You may withdraw your repurchase notice in whole or in part at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. The withdrawal notice must state:

•	if you hold a beneficial interest in a global Debentures, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for a Debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.

If the paying agent holds on the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:

•	those Debentures will cease to be outstanding and interest (including contingent interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the Debentures holders will terminate, other than the right to receive the repurchase price and previously accrued and unpaid interest (including contingent interest, if any) upon delivery or transfer of the Debentures.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.

No Debentures may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the repurchase price of the Debentures.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the Debentures, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including contingent interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your Debentures upon your exercise of your repurchase right upon a fundamental change. Our ability to repurchase the Debentures in cash in the future is limited by the terms of Covanta Energy’s existing credit facilities until such time as Covanta Energy is successful in refinancing its existing credit facilities or until it receives appropriate consents from the lenders thereunder. If we enter into the New Credit Facilities and we do not meet the specified leverage ratio test under the New Credit Facilites, we may be subject to a similar restriction under the New Credit Facilities. In addition, the occurrence of a fundamental change could cause an event of default under Covanta Energy’s existing credit facilities and, if such facilities are refinanced with the New Credit Facilities, the New Credit Facilities. Therefore, upon the occurrence of a fundamental change, the lenders under Covanta Energy’s existing credit facilities or the New Credit Facilities, as the case may be, would have the right to accelerate their loans, and Covanta Energy would be required to prepay all of its outstanding obligations thereunder. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash. If we fail to repurchase the Debentures when required, we will be in default under the indenture. See “Risk Factors — Risks Relating to the Offering — We may not have sufficient funds necessary to settle conversion of the Debenture or to repurchase the Debentures for cash when required by the holders, including following a fundamental change.”

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body);

(2) the first day on which a majority of the members of our board of directors are not continuing directors;

(3) the adoption of a plan relating to our liquidation or dissolution;

(4) the consolidation or merger of us with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a) any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•	pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(5) the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the Debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for quotation on any U.S. system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing or quotation in the United States.

However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a fundamental change under clause (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.

“Continuing directors” means, as of any date of determination, any member of our board of directors who:

•	was a member of the board of directors on the date of the indenture; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Debentures to require us to repurchase the Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of its assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

On or before the fifth calendar day after the occurrence of a fundamental change, we will provide to the trustee, the paying agent, all record holders of the Debentures on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Debentures. Simultaneously with providing such notice, we will disseminate a press release containing the relevant information and make this information available on our website or through another public medium as we may use at this time.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 or more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). The repurchase notice must state:

•	if you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated Debentures, the certificate numbers of the Debentures to be delivered for repurchase;

•	the portion of the principal amount of the Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

You may withdraw your repurchase notice in whole or in part at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. The withdrawal notice must state:

•	if you hold a beneficial interest in a global Debenture, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for a Debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.

If the paying agent holds on the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:

•	the Debentures will cease to be outstanding and interest (including contingent interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of Debentures will terminate, other than the right to receive the repurchase price and previously accrued and unpaid interest (including contingent interest, if any) upon delivery or transfer of the Debentures.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.

No Debentures may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the repurchase price of the Debentures.

This fundamental change repurchase right could discourage a potential acquirer of Covanta. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of Covanta by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the Debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the Debentures.

Consolidation, Merger and Sale of Assets

The indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our property and assets to another person, unless:

•	either (a) we are the surviving corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all of our obligations under the Debentures and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•	if as a result of such transaction, the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor under the Debentures and the indenture; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, Covanta, and Covanta shall be discharged from its obligations, under the Debentures and the indenture.

This covenant includes a phrase relating to the sale, lease, conveyance or other disposition of the property and assets of Covanta “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the indenture and the Debentures, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the Debentures to require us to repurchase the Debentures as a result of a sale, conveyance, transfer or lease of less than all of our property and assets may be uncertain.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the Debentures of such holder as described above.

An assumption by any person of our obligations under the Debentures and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Debentures for new Debentures by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following will be events of default under the indenture:

•	we fail to pay any interest (including contingent interest, if any) on the Debentures when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the Debentures when due at maturity, upon declaration or otherwise, or we fail to pay the redemption price or repurchase price, in respect of any Debentures when due;

•	we fail to comply with our obligation to convert the Debentures in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for 5 business days following the scheduled settlement date for such conversion;

•	we fail to provide notice of the anticipated effective date or actual effective date of a fundamental change, or notice of specified corporate transactions as described under “— Conversion Rights — Conversion upon Specified Corporate Transactions,” in each case on a timely basis as required in the indenture and such failure continues for 5 calendar days;

•	we fail to comply with our obligations under “— Consolidation, Merger and Sale of Assets”;

•	except as provided below with respect to our failure to comply with our reporting obligations under the indenture, we fail to perform or observe any other term, covenant or agreement in the Debentures or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a failure to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of Covanta or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), if the total amount of such indebtedness unpaid or accelerated exceeds $30 million (or its foreign currency equivalent) in the aggregate unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a final judgment or decree for the payment of $30 million (or its foreign currency equivalent) or more rendered against us or any of our subsidiaries, which judgment is not discharged, waived or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; or

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X).

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the Debentures notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Debentures of any default, except defaults in payment of principal or interest (including contingent interest, if any) on the Debentures, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us or any of our significant subsidiaries, the principal amount of the Debentures and accrued and unpaid interest (including contingent interest, if any) on the outstanding Debentures will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25%

in aggregate principal amount of the outstanding Debentures may declare the principal amount of the Debentures and accrued and unpaid interest (including contingent interest, if any) on the outstanding Debentures to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Debentures by appropriate judicial proceedings.

Notwithstanding the foregoing, the indenture will provide that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Debentures. The additional interest will accrue on all outstanding Debentures from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if an event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Debentures will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of Debentures in the event of the occurrence of any other event of default.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Debentures outstanding, by written notice to us and the trustee, may waive all defaults, rescind and annul such declaration if:

•	we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including contingent interest, if any) on all Debentures; (2) the principal amount of any Debentures that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including contingent interest, if any); and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

•	rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including contingent interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the Debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including contingent interest, if any) on the Debentures, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding Debentures make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding Debentures.

An event of default for the Debentures will not necessarily constitute an event of default for any other series of debt securities issued under the indenture, and an event of default for any other series of debt securities issued under the indenture will not necessarily constitute an event of default for the Debentures.

Waiver

The holders of a majority in aggregate principal amount of the Debentures outstanding may, on behalf of the holders of all the Debentures, waive any past default or event of default under the indenture and its consequences, except:

•	our failure to pay principal of or interest (including contingent interest, if any) on any Debentures when due;

•	our failure to convert any Debentures into cash and shares of our common stock, if any, as required by the indenture;

•	our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding Debentures affected.

Modification

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Debentures) may not be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Debentures) to:

•	extend the maturity of any Debentures;

•	reduce the rate or extend the time for payment of interest (including contingent interest, if any) on any Debentures;

•	reduce the principal amount of any Debentures;

•	reduce any amount payable upon redemption or repurchase of any Debentures;

•	impair the right of a holder to institute suit for payment of any Debentures;

•	change the currency in which any Debentures are payable;

•	change the redemption provisions in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures at the option of the holder in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures upon a fundamental change in a manner adverse to the holders;

•	affect the right of a holder to convert any Debentures into cash and shares of our common stock, if any, or reduce the conversion rate, except as permitted pursuant to the indenture;

•	change our obligation to maintain an office or agency;

•	modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

•	reduce the percentage of the Debentures required for consent to any modification of the indenture that does not require the consent of each affected holder.

For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of each Debenture affected by such change; the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding is not additionally required.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debentures, to, among other things:

•	provide for conversion rights of holders of the Debentures and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of its property and assets substantially as an entirety;

•	provide for the assumption of our obligations to the holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the Debentures, including adding one or more additional put rights in favor of the holders of the Debentures;

•	cure any ambiguity, omission or correct or supplement any provisions of the indenture which may be defective or otherwise inconsistent with any other provision of the indenture;

•	make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not adversely affect the interests of the holders of the Debentures in any material respect;

•	increase the conversion rate; provided that the increase will not adversely affect the interests of the holders of the Debentures;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	secure the Debentures;

•	adding guarantees of obligations under the Debentures; and

•	provide for a successor trustee.

Other

The consent of the holders of Debentures is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Debentures Not Entitled to Consent

Any Debentures held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Debentures have consented to a modification, amendment or waiver of the terms of the indenture.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the Debentures registrar for cancellation all outstanding Debentures or by depositary with the trustee or delivering to the holders, as applicable, after the Debentures have become due and payable, whether at stated maturity, or any redemption date, cash and shares of our common stock, if any, sufficient to pay all of the outstanding Debentures and paying all other sums payable under the indenture by us. Such discharge is subject to the terms contained in the indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Debentures in the open market or by tender offer at any price or by private agreement. Any Debentures repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any Debentures surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, Debentures registrar and custodian for the Debentures. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Debentures, the trustee must eliminate such conflict or resign.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

No Stockholder Rights for Holders of Debentures

Holders of Debentures, as such, will not have any rights as stockholders of Covanta Holding Corporation (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Reports

We shall deliver to the trustee, within 15 days after we would have been required to file with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times we would have been required to provide reports had we continued to have been subject to such reporting requirements. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of ours, as such, will have any liability for any of our obligations under the Debentures, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures by accepting a debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Debentures

Except as otherwise provided herein, we will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, the trading price of the Debentures, accrued interest (including contingent interest, if any), payable on the Debentures, the amount and timing of any adjustments to the conversion rate and conversion price and the conversion settlement amount deliverable upon conversion. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Debentures. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the Debentures upon the request of that holder.

Form, Denomination and Registration

The Debentures will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Debentures, Book-Entry Form

The Debentures will be evidenced by one or more global Debentures. We will deposit the global Debentures with DTC and register the global Debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global Debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Debentures to such persons may be limited.

Beneficial interests in a global Debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Debenture, Cede & Co. for all purposes will be considered the sole holder of such global Debentures. Except as provided below, owners of beneficial interests in a global Debenture will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global Debentures.

We will pay principal of and interest (including contingent interest, if any) on, and the redemption price and the repurchase price of, a global Debenture to Cede & Co., as the registered owner of the global Debentures, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the Debentures, including the presentation of the Debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global Debentures are credited, and only in respect of the principal amount of the Debentures represented by the global Debentures as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global Debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, as amended and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global Debenture may be converted for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such Debentures or the indenture. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global Debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF OUR CAPITAL STOCK

For purposes of this section entitled “Description of Our Capital Stock,” the terms “we,” “us” and “Company” refer only to Covanta Holding Corporation and not its subsidiaries.

General

The following description of our capital stock is only a summary. This description includes our common stock and our preferred stock. For more complete information, you should refer to our certificate of incorporation and bylaws, which are incorporated by reference in the registration statement of which this prospectus supplement forms a part. In addition, you should refer to the general corporation laws of Delaware, which also govern our structure, management and activities. See “Where You Can Find More Information.”

We are authorized to issue 260,000,000 shares of capital stock. The number of shares of common stock authorized is 250,000,000 with each share having a par value of $0.10 per share, and the number of shares of preferred stock authorized is 10,000,000 with each share having a par value of $0.10 per share. As of January 18, 2007, there were 147,656,721 shares of our common stock outstanding and no shares of preferred stock outstanding. After giving effect to our concurrent offering of our common stock, we expect to have           shares of our common stock outstanding and no shares of preferred stock outstanding.

Preferred Stock

We are authorized to issue shares of preferred stock without stockholders approval. Our board of directors is authorized to establish from time to time a series of preferred stock specifying, among other terms, the number of shares to be included in the series and the designation, preferences, limitations and relative rights of the shares of the series.

For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement to such series will describe:

•	the designation and number of shares of such series;

•	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

Common Stock

Voting Rights

Each holder of an outstanding share of our common stock is entitled to cast one vote for each share registered on all matters submitted to a vote of our stockholders. Stockholders are not permitted to cumulate their votes to elect our directors. Stockholders holding a majority of the outstanding shares of each class of our stock entitled to vote constitute a quorum at all meetings of the stockholders.

With certain exceptions, which are described below, a majority of the votes entitled to be cast and represented in person or by proxy at a meeting of stockholders is required to approve any matter on which stockholders vote.

Any consolidation or merger pursuant to which shares of our common stock would be converted into or exchanged for any securities or other consideration would require the affirmative vote of holders of a majority of the outstanding shares of common stock.

Dividends

Subject to the rights and preferences of any outstanding preferred stock, we will award dividends on common stock from time to time payable out of our funds legally available for the payments of dividends, if and when our board of directors declares them, subject to the provisions of the laws of the State of Delaware and any contractual restrictions to which we may be subject. However, we will not pay any dividend, set aside payment for dividends, or distribute dividends on common stock unless:

•	we have paid or set apart all accrued and unpaid dividends for any preferred stock and any stock ranking on its parity; and

•	we have set apart sufficient funds for the payment of the dividends for the current dividend period with respect to any preferred stock and any stock ranking on its parity.

Our current financing arrangements impose, and the New Credit Facilities Covanta Energy expects to enter into after the consummation of this offering will impose, restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances that would likely limit the future payment of dividends on our common stock. See “Dividend Policy.”

Rights in Liquidation

Upon our liquidation, dissolution or winding up, all holders of our common stock are entitled to share ratably in any assets available for distribution to holders of our common stock, after payment of any preferential amounts due to the holders of any series of our preferred stock and satisfaction of prior distribution rights of preferred stock, if any, outstanding.

Miscellaneous

Shares of our common stock do not entitle a stockholder to any preemptive rights to purchase additional shares of our common stock or to any conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are fully paid and, if issued, nonassessable. Our board of directors is authorized to issue shares of common stock without approval of stockholders. The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock, if issued.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest.

Board of Directors

Vacancies in a directorship may be filled only by a vote of a majority of the remaining directors, although if a director was removed by the stockholders, the vacancy may be filled at the meeting at which the removal took place by the affirmative vote of a majority of the shares entitled to vote. The number of directors may be fixed by a resolution of the board of directors, but must be no less than 6 nor more than 11 unless otherwise determined by a majority vote of the board of directors.

Supermajority Voting

The affirmative vote of holders of at least two-thirds of the shares entitled to vote is required to approve amendments to our bylaws. In addition, our certificate of incorporation provides that the provision in our certificate of incorporation relating to the indemnification of directors and officers may only be amended by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote.

Advance Notice of Stockholder Nominations

Any holder of 20% or more of our outstanding voting securities has the right to nominate one qualified candidate for election as a director and to be included as a nominee in our proxy statement; provided that such holder notifies us of such nominee within the time periods set forth in our proxy statement.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the Debentures, and where noted, the common stock into which the Debentures may be converted, as of the date hereof. Except where noted, this summary deals only with the Debentures or common stock held as a capital asset and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to investors in pass-through entities;

•	tax consequences to persons holding the Debentures as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the Debentures whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the Debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Debentures, you should consult your own tax advisors.

No statutory or judicial authority directly addresses the treatment of the Debentures or instruments similar to the Debentures for U.S. federal income tax purposes. The IRS has issued a revenue ruling with respect to instruments similar to the Debentures. This ruling supports certain aspects of the treatment described below. However, no rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences regarding this particular offering. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering purchasing the Debentures, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the Debentures.

For purposes of this discussion, a U.S. holder is a beneficial owner of the Debentures that is:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Classification of the Debentures

Under the indenture, we and each holder of the Debentures agree, for U.S. federal income tax purposes, to treat the Debentures as indebtedness that is subject to the U.S. Treasury Regulations governing contingent payment debt instruments, referred to as the “Contingent Debt Regulations” in this prospectus supplement, in the manner described below. The remainder of this discussion assumes that the Debentures will be so treated and does not address any possible differing treatments of the Debentures. However, the application of the Contingent Debt Regulations to instruments such as the Debentures is uncertain in several respects, and no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures. In particular, a holder might be required to accrue original issue discount at a higher or lower rate, might not recognize income, gain or loss upon conversion of the Debentures to common stock, and might recognize capital gain or loss upon a taxable disposition of its Debentures. Holders should consult their own tax advisors concerning the tax treatment of holding the Debentures.

Accrual of Interest

Payments on the Debentures, including payments of contingent interest, if any, will be taken into account under the Contingent Debt Regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the Debentures;

•	require you to accrue original issue discount at the comparable yield (as described below) which will be substantially in excess of interest payments actually received by you; and

•	generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the Debentures.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Debentures that equals:

•	the product of (1) the adjusted issue price (as defined below) of the Debentures as of the beginning of the accrual period; and (2) the comparable yield (as defined below) of the Debentures, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the Debentures.

The issue price of the Debentures is the first price at which a substantial amount of the Debentures will be sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of the Debentures is the issue price increased by any original issue discount previously accrued (determined without regard to any adjustments to original issue discount accruals described below), and decreased by the amount of any noncontingent payment and the projected amount of any contingent payments previously made with respect to the Debentures. If you purchase the Debentures at a price other than the adjusted issue price, see the discussion under the caption “—Purchasers of the Debentures at a Price other than the Adjusted Issue Price.”

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the Debentures. We have determined the comparable yield of the Debentures based on the rate, as of the initial issue date, at which we would issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the Debentures. Accordingly, we have determined that the comparable yield is an annual rate of     % compounded semi-annually. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us.

We are required to furnish to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the Debentures and estimates the amount and timing of contingent interest payments and payment upon maturity on the Debentures taking into account the fair market value of the common stock that might be paid upon a conversion of the Debentures. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in “Incorporation By Reference” in the accompanying prospectus. By purchasing the Debentures, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the Debentures.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the Debentures and do not constitute a projection or representation regarding the actual amount of the payments on the Debentures.

Adjustments to Interest Accruals on the Debentures

If the actual contingent payments made on the Debentures differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual payments with respect to the Debentures that, in the aggregate, exceed the total amount of projected payments for the taxable year, you will incur a net positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. If you receive in a taxable year actual payments with respect to the Debentures that, in the aggregate, are less than the total amount of projected payments for that taxable year, you will incur a net negative adjustment equal to the amount of such deficit. A net negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;

•	second, if the net negative adjustment exceeds the amount of original issue discount accrued in the current year, the excess will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the Debentures, reduced to the extent such prior original issue discount was offset by prior negative adjustments; and

•	third, any excess will be carried forward to the succeeding taxable year.

Sale, Exchange, Conversion, Repurchase or Redemption

Upon the sale, exchange, conversion, repurchase or redemption of the Debentures, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the Debentures. As a holder of the Debentures, you agree that under the Contingent Debt Regulations, we will report the amount realized as including the fair market value of stock that you receive on conversion of the Debentures as a contingent payment. Such gain on the Debentures generally will be treated as ordinary income. Loss from the disposition of the Debentures will be treated as ordinary loss to the extent that your total original issue discount inclusions with respect to the Debentures exceed the total net negative adjustments previously taken into account as ordinary losses. Any loss in excess of that amount will be treated as capital loss, which will be long-term if the Debentures were held for greater than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Special rules apply in determining the tax basis of the Debentures. Your tax basis in the Debentures is generally increased by original issue discount (before taking into account any adjustments) you previously accrued on the Debentures, and reduced by the projected amount of any projected payments scheduled to be made previously on the Debentures.

Your adjusted tax basis in the common stock received upon conversion of the Debentures will equal the then current fair market value of such common stock. Your holding period for common stock received upon conversion of the Debentures will commence on the day immediately following the date of conversion.

Given the uncertain tax treatment of instruments such as the Debentures, you should contact your own tax advisers concerning the tax treatment on a conversion of the Debentures.

Purchasers of the Debentures at a Price other than the Adjusted Issue Price

If you purchase the Debentures in the secondary market for an amount that differs from the adjusted issue price of the Debentures at the time of purchase, you will generally be required to accrue interest income on the Debentures based on the projected payment schedule determined as of the issue date of the Debentures. However, you must reasonably allocate any difference between the adjusted issue price and your basis to daily portions of interest or projected payments over the remaining term of the Debentures as described below, with the difference treated as a positive adjustment if the purchase price is less than the Debentures’ adjusted issue price or a negative adjustment if the purchase price for the Debentures is greater than their adjusted issue price.

To the extent that an adjustment is attributable to a change in interest rates, it must be reasonably allocated to the daily portions of interest over the remaining term of the Debentures. To the extent that the difference between your purchase price for the Debentures and the adjusted issue price of the Debentures is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the Debentures (and not to a change in the market interest rates), you will be required to reasonably allocate that difference to the contingent payments. Adjustments allocated to the contingent payments will be taken into account when the contingent payments are made. Any negative or positive adjustment of the kind described above will decrease or increase, respectively, your tax basis in the Debentures.

The rules governing the purchase of instruments such as the Debentures at a price other than the adjusted issue price are complex. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

Constructive Distributions

The conversion rate of the Debentures will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments to the conversion rate (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Debentures, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the Debentures (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “— Possible Effect of the Adjustment to Conversion Rate Upon a Non-Stock Change of Control”) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of the Debentures will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to non-corporate holders would be eligible for the preferential rates of U.S. federal income tax applicable to qualified dividends. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. You should consult your own tax advisors concerning the tax treatment of such constructive dividends received by you.

Possible Effect of the Adjustment to Conversion Rate Upon a Non-Stock Change of Control

In certain situations, we may be obligated to adjust the conversion rate of the Debentures (as described above under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control”) or in lieu of such adjustment, provide for the conversion of the Debentures into shares of a public acquirer (as described above under “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified Debentures could be treated as newly issued at that time. U.S. holders should consult their own tax advisors regarding the tax consequences of such adjustments.

Non-U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of the Debentures or shares of common stock received upon conversion of the Debentures. The term “non-U.S. holder” means a beneficial owner of the Debentures or shares of common stock received upon conversion of the Debentures (other than a partnership or other entities classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments with Respect to the Debentures

The 30% U.S. federal withholding tax generally will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under “— U.S. Holders” and a payment of common stock pursuant to a conversion) on the Debentures, provided that:

•	interest paid on the Debentures is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest (including original issue discount) on the Debentures is described in Section 881(c)(3)(A) of the Code;

•	our common stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a “U.S. real property holding corporation”; and

•	the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and (1) you provide a valid Form W-8BEN (or other applicable form) upon which you certify, under penalties of perjury, that you are not a U.S. person or (2) you hold your Debentures through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury Regulations.

Special certification rules apply to holders that are pass-through entities.

If you cannot satisfy the requirements described above, payments of interest (including original issue discount) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest (including original issue discount) paid on the Debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest (including original issue discount) on the Debentures is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax if you satisfy the certification requirement described in the preceding paragraph) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are treated as a foreign corporation for U.S. federal income tax purposes, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

To the extent that cash and common stock received by you upon the conversion of the Debentures is subject to U.S. withholding tax and is not sufficient to comply with our U.S. withholding obligations, we may recoup or set-off against any amounts owed to you, including, but not limited to any actual cash dividends or distributions subsequently made with respect to such common stock, the applicable U.S. federal withholding tax that we are required to pay on your behalf.

Payments on Common Stock and Constructive Dividends

Any dividends paid to you with respect to the shares of common stock obtained upon conversion of the Debentures will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion of the Debentures, see “— U.S. Holders — Constructive Distributions” above, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, interest payments, cash or shares of common stock received upon conversion, redemption or repurchase, or any actual cash dividends or distributions subsequently made with respect to such common stock. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of common stock obtained upon conversion of the Debentures who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Disposition of Shares of Common Stock

Any gain realized upon the sale, exchange, or redemption of a share of our common stock obtained upon conversion of the Debentures generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder that is engaged in a trade or business in the United States will generally be subject to U.S. federal income tax on gain that is effectively connected with such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) under regular graduated U.S. federal income tax rates and, in the case of a non-U.S. holder that is a foreign corporation, may be subject to a “branch profits tax” at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder who is present in the United States for 183 days or more in the taxable year of the disposition will generally be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption, or other disposition of shares of our common stock if certain other conditions are met.

We believe that we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation” and our common stock is and continues to be regularly traded on an established securities market, only a non-U.S. holder of our common stock received upon the conversion of the Debentures who actually or constructively holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of such common stock pursuant to the rules regarding U.S. real property holding corporations.

Backup Withholding and Information Reporting

If you are a U.S. holder of the Debentures or shares of common stock obtained upon conversion of the Debentures, information reporting requirements generally will apply to all payments we make to you and to the proceeds from a sale of the Debentures or shares of common stock received upon the conversion of the Debentures, unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to some or all of those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income.

In general, if you are a non-U.S. holder, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under “— Non-U.S. Holders — Payments With Respect to the Debentures.” We must report annually to the IRS and to each non-U.S. holder the amount of interest and dividends paid to such holder and the tax withheld with respect to such interest and dividends, regardless of whether withholding was required. In addition, if you are a non-U.S. holder, payments of the proceeds of a sale of the Debentures or shares of common stock obtained upon conversion of the Debentures within the United States or conducted through certain U.S.-related financial intermediaries are generally subject to both backup withholding and information reporting unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING

Lehman Brothers Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters and as joint-book running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to our current report on Form 8-K and incorporated by reference into this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us the respective principal amount of Debentures shown opposite its name in the following table:

Principal
Amount of
Underwriters	Debentures

Lehman Brothers Inc.	$
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Barclays Capital LLC
UBS Securities LLC

Total	$325,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the Debentures depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the Debentures offered hereby (other than those covered by their option to purchase additional Debentures as described below), if any of the Debentures are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in our business or in the financial markets; and

•	we deliver the customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional $48.75 million aggregate principal amount of Debentures. The underwriting discounts and commissions are the difference between the initial price to the public and the amount the underwriters pay to us for the Debentures.

	No	Full
	Exercise	Exercise

Per Debenture
Total

The representatives of the underwriters have advised us that the underwriters propose to offer the Debentures directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $      per Debenture.

The expenses of the offering that are payable by us are estimated to be approximately $1.0 million (exclusive of underwriting discounts and commissions).

Option to Purchase Additional Debentures

We have granted the underwriters an option to purchase, for a 13 day period beginning on and including the date of original issuance of the Debentures, from time to time, in whole or in part, up to an aggregate of an additional $48.75 million aggregate principal amount of Debentures at the public offering price less underwriting discounts and commissions, solely to cover over-allotments, if any. This option may be exercised if the underwriters sell more than $325.0 million principal amount of Debentures in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional Debentures based on the underwriters’ percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

We and all of our directors and executive officers and certain stockholders have agreed that, subject to certain exceptions, including the sale of up to an aggregate of 40,200 shares of our common stock held by certain of our executive officers for payment of income taxes without the prior written consent of Lehman Brothers Inc., we and they will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, other than certain pledges and transfers not involving any sale for value where the recipient agrees to be bound by the terms of such lock-up, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 60 calendar days after the date of this prospectus supplement.

The 60-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 calendar days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by the representatives.

Lehman Brothers Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stamp Taxes

Purchasers of the Debentures offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay taxes or charges, as well as any other consequences that may arise under the laws of the country of purchase.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Debentures, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of shares in excess of the number of Debentures the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of Debentures involved in the sales made by the underwriters in excess of the number of Debentures they are obligated to purchase is not greater than the number of Debentures that they may purchase by exercising their option to purchase additional Debentures. In a naked short position, the number of Debentures involved is greater than the number of Debentures in their option to purchase additional Debentures. The underwriters may close out any short position by either exercising their option to purchase additional Debentures and/or purchasing Debentures in the open market. In determining the source of Debentures to close out the short position, the underwriters will consider, among other things, the price of Debentures available for purchase in the open market as compared to the price at which they may purchase Debentures through their option to purchase additional Debentures. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Debentures in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Debentures originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Debentures and our common stock or preventing or retarding a decline in the market price of our Debentures and our common stock. As a result, the price of our Debentures and common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Debentures or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Debentures for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

Certain of the underwriters and their related entities have engaged and may engage in commercial and investment banking transactions with us in the ordinary course of their business. They have received customary compensation and expenses for these commercial and investment banking transactions. In addition, certain of the underwriters are also serving either as joint book-running managers or co-managers in our concurrent offering of common stock, and Lehman Brothers Inc. is acting as the dealer manager in connection with our tender offers to repurchase the Outstanding Notes of our subsidiaries. Furthermore, J.P. Morgan Securities Inc. will act as a lead arranger, a book-runner and an affiliate thereof as the administrative agent, Lehman Brothers Inc. will act as a lead arranger and a book-runner and an affiliate thereof as a co-syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as a lead arranger, a book-runner and a co-syndication agent for the New Credit Facilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Debentures described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Debentures that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Debentures described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the Debentures have not authorized and do not authorize the making of any offer of Debentures through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Debentures as contemplated in this prospectus supplement. Accordingly, no purchaser of the Debentures, other than the underwriters, is authorized to make any further offer of the Debentures on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, referred to herein as “Qualified Investors,” that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, referred to herein as the “Order,” or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the Debentures described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Debentures has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the Debentures to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1º-or-2º-or 3º of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Debentures may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

The validity of the Debentures offered hereby will be passed upon for us by Latham & Watkins of New York, New York and the validity of our common stock issuable upon conversion of the Debentures will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois. Certain legal matters in connection with this offering of the Debentures will be passed upon for the underwriters by Simpson Thacher & Barlett LLP of New York, New York.

PROSPECTUS

COVANTA HOLDING CORPORATION

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES

Covanta Holding Corporation may offer, from time to time, common stock, preferred stock, warrants or debt securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our common stock is traded on the New York Stock Exchange under the symbol “CVA.” Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2007.

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Covanta” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries; references to “Covanta Energy” refer to Covanta Energy Corporation, a direct wholly-owned subsidiary of Covanta, and its subsidiaries; references to “ARC Holdings” refer to Covanta ARC Holdings, Inc., a direct wholly-owned subsidiary of Covanta Energy, and its subsidiaries; references to “Ref-Fuel Holdings” refer to Covanta Ref-Fuel Holdings LLC; and references to “NAICC” refer to National American Insurance Company of California and its subsidiaries.

The prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants or debt securities as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Covanta and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on our corporate website, www.covantaholding.com. Our common stock is traded on the New York Stock Exchange. Material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, N.Y. 10005.

Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:

1. Our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 14, 2006;

2. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 4, 2006, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 3,

2006, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed on October 30, 2006;

3. Covanta Energy’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed on April 22, 2005 (only with respect to the consolidated financial statements of Covanta Energy and subsidiaries for the fiscal year ended December 31, 2003);

4. Exhibit No. 99.2 of our Current Report on Form 8-K filed on April 7, 2005 (only with respect to the consolidated financial statements of ARC Holdings (f/k/a American Ref-Fuel Holdings Corp.) as of December 31, 2004 and 2003 and for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, and the period from January 1, 2003 through December 12, 2003 and the consolidated financial statements of Ref-Fuel Holdings LLC as of December 31, 2004 and 2003 and for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002);

5. Exhibit No. 99.4 of our Current Report on Form 8-K/A filed on May 12, 2005 (only with respect to the consolidated financial statements of ARC Holdings (f/k/a American Ref-Fuel Holdings Corp.) as of and for the three months ended March 31, 2005);

6. Our Current Reports on Form 8-K filed on February 24, 2006, March 6, 2006, March 15, 2006 (as amended by our Current Report on Form 8-K/A filed on January 19, 2007), March 20, 2006, April 3, 2006, April 7, 2006, May 31, 2006, June 2, 2006, August 17, 2006, September 25, 2006, November 17, 2006, and January 19, 2007; and

7. The description of our common stock on Form 8-A/A filed on November 17, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) from the date of this prospectus until the sale of all securities registered hereunder shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our web site, www.covantaholding.com, or by writing us at the following address or telephoning us at the number below:

Covanta Holding Corporation
Attn: Gavin A. Bell
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-7001

You may also direct your requests via e-mail to gbell@covantaholding.com

Risk Factors

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Forward-Looking Statements

This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, referred to as the “PSLRA” in this prospectus, or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act of 1933, as amended, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2005 and in registration statements and other securities filings by us and our subsidiaries.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus and registration statement are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Covanta Holding Corporation

We are a holding company incorporated in Delaware on April 16, 1992. We changed our name as of September 20, 2005 from Danielson Holding Corporation to Covanta Holding Corporation. We primarily operate in the waste and energy markets through Covanta Energy. We acquired Covanta Energy on March 10, 2004 and acquired ARC Holdings (formerly known as American Ref-Fuel Holdings Corp.) and subsidiaries on June 24, 2005. Substantially all of our operations were conducted in the insurance industry prior to our acquisition of Covanta Energy through our indirect subsidiaries, NAICC and related entities.

We are a leading developer, owner and operator of infrastructure for the conversion of energy-from-waste, waste disposal, renewable energy production and independent power production in the United States and abroad. Through our operating subsidiaries, we own or operate 51 energy generation facilities, 41 of which are in the United States and 10 of which are located outside of the United States. Our energy generation facilities use a variety of fuels, including municipal solid waste, water (hydroelectric), natural gas, coal, wood waste, landfill gas and heavy fuel oil. We also own or operate several businesses that are associated with our energy-from-waste business, including a waste procurement business, two landfills and several waste transfer stations. We also operate one water treatment facility which is located in the United States.

The fundamental purpose of our energy-from-waste projects is to provide waste disposal services, typically to municipal clients who sponsor the projects. The electricity or steam generated is generally sold to local utilities or industrial customers, and most of the resulting revenues reduce the overall cost of waste disposal services to the municipal clients. These projects are capable of providing waste disposal services and generating electricity or steam, if properly operated and maintained, for several decades. Generally, we provide these waste disposal services and sell the electricity or steam generated under long-term contracts, which expire on various dates between 2008 and 2027. Many of our service contracts may be renewed for varying periods of time, at the option of the municipal client.

The nature of our business, the risks attendant to such business and the trends that we face have been significantly altered by the acquisitions of Covanta Energy and ARC Holdings. Accordingly, our financial results prior to the acquisitions of Covanta Energy in March 2004 and ARC Holdings in June 2005 are not directly comparable to current and future financial results.

Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

Description of the Securities

We may issue from time to time, in one or more offerings the following securities:

•	shares of our common stock, $0.10 par value per share;

•	shares of our preferred stock, $0.10 par value per share;

•	warrants exercisable for our common stock; or

•	debt securities.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, warrants or debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

Selling Stockholders

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Quezon Power, Inc. as of December 31, 2005 and 2004, and for each of the years ended December 31, 2005, 2004 and 2003, incorporated by reference in this prospectus and registration statement have been audited by Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this prospectus and registration statement and are incorporated in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

The audited historical financial statements as of December 31, 2004 and 2003, for the year ended December 31, 2004 and the period from December 12, 2003 to December 31, 2003 of ARC Holdings and Subsidiaries included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference in this prospectus and are so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements for the period from January 1, 2003 to December 12, 2003 of ARC Holdings and Subsidiaries included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference in this prospectus and are so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Ref-Fuel Holdings LLC and subsidiaries as of December 31, 2004 and 2003, for the year ended December 31, 2004 and the period from December 12, 2003 to December 31, 2003, included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference in this prospectus and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Ref-Fuel Holdings LLC and subsidiaries for the period from January 1, 2003 through December 12, 2003, included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference in this prospectus and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Ref-Fuel Holdings LLC and subsidiaries for the period from January 1, 2003 to December 12, 2003 and for the year ended December 31, 2002, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedules of Covanta Energy (Debtor in Possession) and subsidiaries as of December 31, 2003 and for each of the two years in the period ended December 31, 2003, incorporated into this prospectus by reference from the Annual Report on Form 10-K/A of Covanta Energy for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to Covanta Energy and various domestic subsidiaries having filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code, the Bankruptcy Court having entered an order confirming Covanta Energy’s plan of reorganization which became effective after the close of business on March 10, 2004, substantial doubt about Covanta Energy’s ability to continue as a going concern, Covanta Energy’s adoption of Statement of Financial Accounting Standards, referred to in this prospectus as “SFAS,” No. 143, “Accounting for Asset Retirement Obligations” in 2003, SFAS No. 142, “Goodwill and Other Intangible Assets,” SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” in 2002, and the restatements described in Note 35) which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois.

LOGO

$325,000,000

Covanta Holding Corporation

     % Senior Convertible Debentures due 2027

PROSPECTUS SUPPLEMENT
January   , 2007

Joint Book-Running Managers

Lehman Brothers

JPMorgan

Merrill Lynch & Co.

Banc of America Securities LLC

Barclays Capital

UBS Investment Bank